SUBSCRIPTION AGREEMENT

                                     between

                  FIRST RESERVE FUND VII, LIMITED PARTNERSHIP,

                                       AND

                           DOMAIN ENERGY CORPORATION


                          Dated as of December 31, 1996

                                TABLE OF CONTENTS
                                                                           PAGE
ARTICLE I         PURCHASE AND SALE OF STOCK..................................2
        1.1.      General.....................................................2
        1.2.      Consideration From the Buyer................................2
        1.3.      Delivery of the Company Shares..............................3

ARTICLE II        DEFINITIONS.................................................3
        2.1.      Defined Terms...............................................3

ARTICLE III       INITIAL CLOSING............................................10
        3.1.      Time and Place.............................................10

ARTICLE IV        OPTION TO PURCHASE ADDITIONAL COMMON STOCK.................10
        4.1.      Option ....................................................10
        4.2.      Exercise...................................................11
        4.3.      Notice ....................................................11
        4.4.      Conditions Precedent.......................................11

ARTICLE V         REPRESENTATIONS AND WARRANTIES.............................11
        5.1.      Representations and Warranties of the Company..............11
                  (a)    Execution and Validity of Agreement.................11
                  (b)    Corporate Organization..............................12
                  (c)    Investments.........................................12
                  (e)    Capital Structure of the Company, the
                            Tenneco Entities and the Tenneco
                            Entities' Subsidiaries...........................13
                  (f)    Financial Statements................................14
                  (g)    Absence of Certain Changes or Events................15
                  (h)    Title to Properties; Encumbrances...................17
                  (i)    Absence of Liens....................................20
                  (j)    Insurance and Bonds.................................20
                  (k)    Contracts...........................................20
                  (l)    Compliance with Contracts, Etc. ....................22
                  (m)    Litigation..........................................22
                  (n)    Compliance with Laws................................23
                  (o)    Employment Agreement and Related Matters............23
                  (p)    Licenses and Government Approvals...................25
                  (q)    Broker's or Finder's Fees...........................26
                  (r)    Transactions with Affiliates........................26
                  (s)    Corporate Records...................................27
                  (t)    Labor Matters.......................................27
                  (u)    Tax Matters.........................................28
                  (v)    Environmental Matters...............................30
                  (w)    Oil and Gas Reserve Information.....................31
                  (x)    Engineering Reports.................................32
                  (y)    Not Subject to Utility Regulatory
                            Authorities......................................33
                  (z)    Worker's Compensation and Occupational
                            Disease Reserve..................................33
                  (aa)   Omissions...........................................33

                                                                           PAGE
                                                                           ----
        5.2.      Representations and Warranties of the Buyer................33
                  (a)    Due Organization and Power of the Buyer.............33
                  (b)    Authorization and Validity of Agreement.............33
                  (c)    No Conflict.........................................34
                  (d)    Purchase for Investment.............................34
                  (e)    Litigation..........................................35
                  (f)    Ownership of Buyer Subordinated Note................35
                  (g)    Omissions...........................................35
        5.3.      Limitations on Survival....................................35

ARTICLE VI        COVENANTS..................................................36
        6.1.      Conduct of Business Pending the Initial Closing
                         Date................................................36
        6.2.      Access to Information Concerning Properties and
                         Records; Confidentiality............................39
        6.3.      Releases...................................................40
        6.4.      Further Actions............................................40
        6.5.      Application of Proceeds....................................40
        6.6.      Option Shares..............................................40

ARTICLE VII       CONDITIONS PRECEDENT.......................................40
        7.1.      Conditions Precedent to Obligations of the
                         Buyer...............................................40
        7.2.      Conditions Precedent to Obligations of the
                         Company.............................................43

ARTICLE VIII             INDEMNIFICATION.....................................44
        8.1.      Indemnification by the Company.............................44
        8.2.      Indemnification by the Buyer...............................44
        8.3.      Procedure for General Claims...............................44
                  (a)    General Claims by the Buyer.........................44
                  (b)    General Claims by the Company.......................45
        8.4.      Procedure for Third Party Claims...........................45
                  (a)    Claims by the Buyer and the Company.................45
                  (b)    Settlement or Decision of Third Party
                            Claims...........................................47
        8.5.      Indemnification Matters....................................47
        8.6.      General Provisions.........................................48
                  (a)    Limitations on Indemnification......................48
                  (b)    Termination of Indemnification......................48

ARTICLE IX        MISCELLANEOUS..............................................49
        9.1.      Termination and Abandonment................................49
                  (a)    General.............................................49
                  (b)    Procedure Upon Termination..........................49
        9.2.      Fees and Expenses..........................................49
        9.3.      Transfer Taxes.............................................49
        9.4.      Notices....................................................49
        9.5.      Binding Effect; Benefit....................................50
        9.6.      Assignability..............................................50
        9.7.      Amendment and Modification; Waiver.........................51
        9.8.      Section Headings...........................................51
        9.9.      Arbitration................................................51
        9.10.     Counterparts...............................................51
        9.11.     GOVERNING LAW..............................................51

SCHEDULES

5.1(c)               --     Investments
5.1(d)(ii)           --     No Conflict
5.1(e)(i)            --     Capital Stock of the Company
5.1(e)(ii)(a)        --     Capital Structure of the Tenneco Entities and
                            the Subsidiaries -- Pre-Closing
5.1(e)(ii)(b)        --     Capital Structure of the Tenneco Entities and
                            the Subsidiaries -- Post-Closing
5.1(e)(iii)          --     Liens in Respect of the Company, the Tenneco
                            Entities and the Subsidiaries
5.1(e)(v)            --     Capital Structure of the Company, the Tenneco
                            Entities and the Subsidiaries -- Outstanding
                            Rights
5.1(f)               --     Financial Statements
5.1(g)               --     Absence of Certain Changes or Events
5.1(h)(i)            --     Title to Properties
5.1(h)(iv)           --     Encumbrances
5.1(i)               --     Absence of Liens
5.1(k)               --     Contracts
5.1(m)               --     Litigation
5.1(o)               --     Employment Agreements and Related Matters
5.1(p)               --     Licenses and Government Approvals
5.1(r)               --     Transactions With Affiliates
5.1(t)               --     Labor Matters
5.1(u)               --     Tax Matters
5.1(v)               --     Environmental Matters
5.1(w)               --     Oil and Gas Reserve Information



EXHIBITS

A --    Buyer Subordinated Loan Note
B --    Employment Agreement
C --    Securityholders Agreement
D --    Legal Opinion of Weil, Gotshal & Manges LLP

                            SUBSCRIPTION AGREEMENT

               SUBSCRIPTION AGREEMENT, dated as of December 31, 1996, between Domain Energy Corporation, a Delaware corporation (the "COMPANY") and First Reserve Fund VII, Limited Partnership, a Delaware limited partnership (together with its successors and assigns, the "BUYER").

               WHEREAS, Teleo Ventures, a Delaware corporation ("TELEO"), has entered into a Stock Purchase Agreement, dated as of December 24, 1996 (the "STOCK PURCHASE AGREEMENT"), with El Paso Natural Gas Company, a Delaware corporation ("EL PASO"); and

               WHEREAS, pursuant to a Master Assignment and Assumption Agreement of December 31, 1996 between Teleo and Company, and as permitted by the Stock Purchase Agreement, Teleo has assigned, and Company has assumed, all of Teleo's rights and obligations thereunder; and

               WHEREAS, the Stock Purchase Agreement provides for, among other things, the acquisition by the Company of all of the outstanding capital stock of Tenneco Ventures Corporation, a Delaware corporation ("VENTURES"), and all of the outstanding capital stock of Tenneco Gas Production Corporation, a Delaware corporation ("TGP" and, collectively with Ventures, the "TENNECO ENTITIES") (hereinafter the "STOCK PURCHASE"); and

               WHEREAS, in connection with the Stock Purchase and the transactions contemplated hereby, it is contemplated that each of Michael V. Ronca, Herbert A. Newhouse, Catherine L. Sliva, Rick
G. Lester, Douglas H. Woodul, Steven M. Curran, Dean R. Bouillion and Lucynda S. Herrin (the "MANAGEMENT INVESTORS"), may purchase shares of Common Stock (as defined below);

               WHEREAS, the Company has entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), with the banks parties thereto (the "BANKS") and The Chase Manhattan Bank, as administrative agent; and

               WHEREAS, the Buyer wishes to purchase from the Company and the Company wishes to issue and to sell to the Buyer 9,519.4717 shares (the "FIRM COMMON SHARES" and, together with the Option Shares (as hereinafter defined), the "COMPANY SHARES") of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company, representing 100% of the outstanding Common Stock (such issuance, sale and purchase referred to herein as the "FIRM SHARE PURCHASE");

               WHEREAS, the Company has requested that the Buyer loan $8,000,000 to Domain Energy Guarantor Corporation, a wholly-owned subsidiary of the Company (the "Buyer Subordinated Loan") and the Buyer has agreed to make the Buyer Subordinated Loan upon the terms and conditions of a Subordinated Promissory
Note in the
form attached hereto as Exhibit A (the "Buyer Subordinated Loan Note") and in consideration of, among other things the grant by the Company of the Option (as hereinafter defined);

               WHEREAS, in partial consideration for the Buyer agreeing to make the Buyer Subordinated Loan the Company has agreed to provide the Buyer with the Option (as hereinafter defined) to purchase 2,538.5258 shares of Common Stock;

               NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:


                      ARTICLE I PURCHASE AND SALE OF STOCK

               1.1.  GENERAL.

               (a) Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and to sell to the Buyer, and the Buyer agrees to buy from the Company, at the Initial Closing (as hereinafter defined) described in Section 3.1 hereof, 9,519.4717 Firm Common Shares.

               (b) Upon the terms and subject to the conditions of this Agreement, if the Buyer elects to exercise the Option (as hereinafter defined), the Company will issue and sell to the Buyer, and the Buyer will buy from the Company, at the Subsequent Closing (as hereinafter defined) described in Section 3.1(b) hereof, 2,538.5258 shares of Common Stock, subject to adjustment pursuant to Section 4.1 (the "Option Shares").

               1.2.  CONSIDERATION FROM THE BUYER.

               (a) Upon the terms and subject to the conditions of this Agreement, at the Initial Closing, the Buyer will deliver by wire transfer to the Company at a bank account to be designated in writing by the Company (which account may be an account of El Paso; it being acknowledged and agreed that payment to an account of El Paso for the benefit of the Company shall constitute payment to the Company) prior to the Initial Closing Date (as hereinafter defined) an amount equal to $30 million, in immediately available funds, in full consideration for the issuance and sale of the Firm Common Shares.

               (b) Upon the terms and subject to the conditions of this Agreement, if the Buyer elects to exercise the Option described in
        Article IV, at the Subsequent Closing, the Buyer will deliver to the Company the Option Purchase Price (as hereinafter defined) as provided in Section 4.1 in full consideration for the issuance and sale of the Option Shares. To the extent the Option Purchase Price is being satisfied in whole or in part by the delivery to the Company of the Buyer Subordinated Note, at the Subsequent Closing
the Buyer will deliver the Buyer Subordinated Note to the Company together with a duly executed instrument of assignment transferring all of the Buyer's right, title and interest in and to the Buyer Subordinated Note to the Company.

               1.3.  DELIVERY OF THE COMPANY SHARES.

               (a) On the Initial Closing Date, upon the terms and subject to the conditions of this Agreement, the Company will deliver to the Buyer a validly issued certificate registered in the name of the Buyer representing 9,519.4717 Firm Common Shares.

               (b) If the Buyer exercises the Option, on the Subsequent Closing Date (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, the Company will deliver to the Buyers validly issued certificates registered in the name of the Buyer representing the number of Option Shares to be purchased by the Buyers on the Subsequent Closing Date in the denominations designated by the Buyer.


                             ARTICLE II DEFINITIONS

               2.1. DEFINED TERMS. As used in this Agreement, the following capitalized terms have the meanings ascribed to them in this section or in those sections of this Agreement cross-referenced below:

               "AFFILIATE" means, with respect to any Person, (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person, or (ii) any director, officer or partner of such Person or any Person specified in clause (i) above, or (iii) any Immediate Family Member of any Person specified in clause (i) or (ii) above.

               "AGREEMENT" means this Subscription Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

               "BALANCE SHEETS" has the meaning assigned to such term in Section 5.1(f) hereof.

               "BANKS" has the meaning assigned to such term in the recitals hereof.

               "BENEFIT PLANS" has the meaning assigned to such term in Section 5.1(o)(i) hereof.

               "BUYER" has the meaning assigned to such term in the preamble hereof.

               "BUYER INDEMNIFIED PARTY" and "BUYER INDEMNIFIED PARTIES" have the meanings assigned to such terms in Section 8.1 hereof.

               "BUYER SUBORDINATED LOAN" has the meaning assigned to such term in the recitals hereof.

               "BUYER SUBORDINATED LOAN NOTE" has the meaning assigned to such term in the recitals hereof.

               "BUYER SUBORDINATED NOTE" has the meaning assigned to such term in the recitals hereof.

               "BUYER SUBORDINATED NOTE REPAYMENT DATE" means the date on which the principal amount of the Buyer Subordinated Note, together with all interest thereon, has been repaid in full.

               "CODE" has the meaning assigned to such term in Section 5.1(o)(iii) hereof.

               "COMMON STOCK" has the meaning assigned to such term in the recitals hereof.

               "COMPANY" has the meaning assigned to such term in the preamble herein.

               "COMPANY INDEMNIFIED PARTY" and "COMPANY INDEMNIFIED PARTIES" have the respective meanings assigned to such terms in Section 8.2 hereof.

               "COMPANY SHARES" has the meaning assigned to such term in the recitals hereof.

               "CONTRACT" has the meaning assigned to such term in
        Section 5.1(k) hereof.

               "CONTROLLED GROUP" has the meaning assigned to such term in Section 5.1(o)(ii) hereof.

               "CREDIT AGREEMENT" has the meaning assigned to such term in the recitals hereof.

               "DE GOLVER" has the meaning assigned to such term in
        Section 5.1(x) hereof.

               "DEMAND FOR ARBITRATION" has the meaning assigned to such term in Section 8.9 hereof.

               "EL PASO" has the meaning assigned to such term in the recitals hereof.

               "EMPLOYMENT AGREEMENT" means the Employment Agreement, dated as of December 31, 1996, between Michael V. Ronca and the Company, attached hereto as Exhibit B.

               "ENGINEERING REPORT" has the meaning assigned to such term in Section 5.1(x) hereof.

               "ENVIRONMENTAL CLAIM" means any notice by any Person alleging potential liability (including without limitation potential liability for investigatory costs, cleanup costs, remedial activity or removal costs, government response costs, natural resource damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Company or the Tenneco Entities, or (B) circumstances forming the basis of any violation or alleged violation of, or any liability or alleged liability under, any Environmental Law.

               "ENVIRONMENTAL LAWS" means all statutes, codes, treaties and other laws (including without limitation common law) and regulations, rules, ordinances, decrees, orders and other pronouncements having the force and effect of law, by any federal, state, local, foreign or other Governmental Authority, relating to pollution or protection of human health or the environment (including without limitation ambient and indoor air, surface water, groundwater, land surface, subsurface strata, and flora and fauna).

               "ERISA" has the meaning assigned to such term in
        Section 5.1(o)(i) hereof.

               "EVENT OF DEFAULT" means the failure to pay principal or interest of the Indemnification Note when due or the occurrence of customary bankruptcy or insolvency events.

               "EXERCISE NOTICE" has the meaning assigned to such term in Section 4.3 hereof.

               "EXERCISE PERIOD" has the meaning assigned to such term in Section 4.2 hereof.

               "FAIR MARKET VALUE PER SHARE" has the meaning assigned to such term in Section 8.3 hereof.

               "FEE PROPERTIES" has the meaning assigned to such term in Section 5.1(h)(i) hereof.

               "FEE RESERVES" has the meaning assigned to such term in
        Section 5.1(h)(i) hereof.

               "FIRM COMMON SHARES" has the meaning assigned to such term in the recitals hereof.

               "FIRM SHARE PURCHASE" has the meaning assigned to such term in the recitals hereof.

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "HSR ACT" means the Hart-Scott-Rodino Antitrust
        Improvements Act of 1976, as amended.

               "HYDROCARBONS" means oil, condensate, gas, casinghead gas, helium, carbon dioxide and other liquid or gaseous hydrocarbons.

               "IMMEDIATE FAMILY MEMBER" means, with respect to any Person, a spouse, parent, child or sibling of such Person or a trust created for any of their benefit, the benefit of any Immediate Family Member or the estate of any Immediate Family Member.

               "INDEMNIFICATION NOTE" means, with respect to any indemnification payment made by the Company to Buyer Indemnified Parties pursuant to
        Article VII of this Agreement, a subordinated promissory note containing the following terms: the principal amount of the note shall bear interest from the date of the note, until paid in full; the Company agrees to repay the entire principal amount of the note, and all accrued and unpaid interest thereon, in a single payment on the earlier of (a) one month following the payment in full of all amounts under the Credit Agreement whether for principal, interest, premium, if any or any other reason (b) the four year anniversary of the issuance of the note and (c) the occurrence of an event of default (to be defined to consist of a failure to pay principal or interest on the Indemnification Note when due or the occurrence of specified bankruptcy or insolvency-related events; interest shall be calculated at the rate of the prime rate of Chase Manhattan Bank plus 2% per annum, on the basis of a 365 day year and the actual number of days elapsed; the Company may prepay the note at any time without prepayment penalty or premium; and other terms (including subordination provisions) in form and substance reasonably satisfactory to the Company and the Buyer and satisfactory to the Banks under the Credit Agreement.

               "INDEMNIFIED PARTY" has the meaning assigned to such term in Section 8.4(a) hereof.

               "INDEMNIFYING PARTY" has the meaning assigned to such term in Section 8.4(a) hereof.

               "INITIAL CLOSING" has the meaning assigned to such term in Section 3.1(a) hereof.

               "INITIAL CLOSING DATE" has the meaning assigned to such term in
        Section 3.1(a) hereof.

               "INVESTMENT" means each corporation, association, partnership, joint venture or other entity in which the Company, the Tenneco Entities or any Tenneco Entities' Subsidiary has a debt or equity investment, in each case other than the Tenneco Entities' Subsidiaries.

               "KNOWLEDGE", including the usage "to the Knowledge of the Company" and variations thereof, means knowledge which exists to the extent of the actual knowledge of the Management Investors in whatever capacity such knowledge was obtained, with respect to the representation and warranty being made.

               "LEASED RESERVES" has the meaning assigned to such term in Section 5.1(h)(ii) hereof.

               "LICENSE" has the meaning assigned to such term in
        Section 5.1(p) hereof.

               "LIEN" has the meaning assigned to such term in Section 5.1(d) hereof.

               "LOSS" and "LOSSES" have the respective meanings assigned to such terms in Section 8.1 hereof.

               "MANAGEMENT INVESTORS" has the meaning assigned to such term in the recitals hereof.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, properties, financial condition or results of operations of (a) the Company or (b) the Tenneco Entities and the Tenneco Entities' Subsidiaries on a consolidated basis.

               "MATERIALS OF ENVIRONMENTAL CONCERN" means any and all chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or materials, petroleum and petroleum products and other materials that are regulated under, or could result in the imposition of liability under, any Environmental Laws.

               "MULTIEMPLOYER PLAN" has the meaning assigned to such term in Section 5.1(o)(ii) hereof.

               "1996 BUDGET" means the Company's 1996 budget, a copy of which has been provided to the Buyer prior to the execution of this Agreement.

               "NOTICE OF CLAIM" has the meaning assigned to such term in Section 8.3 hereof.

               "OIL AND GAS INTERESTS" means direct and indirect interests in and rights with respect to oil, gas, helium, carbon dioxide, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, royalty, and overriding royalty interests, production payments, operating rights, net profit interests, other nonworking interests, and nonoperating interests; all interests in and rights with respect Hydrocarbons and other minerals or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmissions, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.

               "OIL AND GAS LEASES" has the meaning assigned to such term in
        Section 5.1(h)(ii) hereof.

               "OPTION" has the meaning assigned to such term in
        Section 4.1 hereof.

               "OPTION PURCHASE PRICE" has the meaning assigned to such term in
        Section 4.1 hereof.

               "OPTION SHARE PURCHASE" has the meaning assigned to such term in
        Section 4.3 hereof.

               "OPTION SHARES" has the meaning assigned to such term in Section 1.1(b) hereof.

               "PAYOUT" has the meaning assigned to such term in
        Section 4.1 hereof.

               "PENSION PLAN" has the meaning assigned to such term in
        Section 5.1(o)(iii) hereof.

               "PERSON" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity of any nature whatsoever.

               "PREDECESSORS" has the meaning assigned to such term in
        Section 5.1(f) hereof.

               "PROPERTIES" has the meaning assigned to such term in
        Section 5.1(h)(ii) hereof.

               "RESERVES" has the meaning assigned to such term in
        Section 5.1(h)(ii) hereof.

               "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement, dated as of December 31, 1996, among the Company, the Buyer and the Management Investors and the other stockholders of the Company, attached hereto as Exhibit C.

               "STOCK PURCHASE AGREEMENT" has the meaning assigned to such term in the recitals hereof.

               "SUBSEQUENT CLOSING" has the meaning assigned to such term in Section 3.1(a) hereof.

               "SUBSEQUENT CLOSING DATE" has the meaning assigned to such term in Section 3.1(a) hereof.

               "SUBSIDIARIES" means as to any Person a corporation, partnership, or similar entity of which (i) a majority of the outstanding shares of voting stock, limited liability company interests or similar securities or interests are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person or (ii) such Person is the general partner (or performs a role similar to a general partner).

               "SUBSIDIARY STOCK" has the meaning assigned to such term in
        Section 5.1 (e)(ii) hereof.

               "TAX" or "TAXES" has the meaning assigned to such term in Section 5.1(v)(i) hereof.

               "TAX RETURN" or "TAX RETURNS" has the meaning assigned to such term in Section 5.1(v)(i) hereof.

               "TELEO" has the meaning assigned to such term in the recitals hereof.

               "TENNECO ENTITIES" has the meaning assigned to such term in the recitals hereof.

               "TENNECO ENTITIES' SUBSIDIARIES" has the meaning assigned to such term in Section 5.1(c) hereof.

               "TGP" has the meaning assigned to such term in the recitals herein.

               "THIRD PARTY CLAIMS" has the meaning assigned to such term in
        Section 8.4(a) hereof.

               "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Securityholders Agreement, the Credit Agreement, the Stock Purchase Agreement, the Buyer Subordinated Note and the Employment Agreement.

               "TRANSACTIONS" has the meaning assigned to such term in
        Section 5.1(d) hereof.

               "VENTURES" has the meaning assigned to such term in the recitals hereof.


                           ARTICLE III INITIAL CLOSING

               3.1.  TIME AND PLACE.

               (a) The closing of the Firm Share Purchase (the "INITIAL CLOSING") will take place at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas, or at such other location as the parties hereto mutually agree, at 10:00 a.m. Houston time on December 31, 1996, or on such other time and date as may be mutually agreed upon by the parties hereto (the "INITIAL CLOSING DATE").

               (b) The closing of the Option Share Purchase (a "SUBSEQUENT CLOSING") will take place at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, Texas, or at such other location as the parties hereto mutually agree, at such time and date as may be mutually agreed upon by the parties hereto in accordance with the provisions of Section 4.4 (a "SUBSEQUENT CLOSING DATE").


                    ARTICLE IV  OPTION TO PURCHASE ADDITIONAL COMMON STOCK

               4.1. OPTION. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Buyer an option
(the "OPTION") to purchase the Option Shares for an aggregate purchase price (the "Option Purchase Price") of $8,000,000 plus any cash interest payment on the Buyer Subordinated Note actually received by the Buyer; PROVIDED, that the number of the Option Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof. The Option Purchase Price shall be satisfied in full (i) prior to the Buyer Subordinated Note Repayment date, the delivery to the Company of the Buyer Subordinated Note together with the payment of an amount in cash equal to any repayments of principal of, and all payments of interest on, the Buyer Subordinated Note previously received by the Buyer and
(ii) after the Buyer Subordinated Note Repayment Date, by the payment of the Option Purchase Price in cash. The Company acknowledges and agrees that the Option Purchase Price may be satisfied by the delivery of the Buyer Subordinated Note as provided in this Agreement irrespective of the validity, regularity or enforceability of the Buyer Subordinated Note, the bankruptcy, insolvency or other condition of the obligor under the Buyer Subordinated Note or any breach by such obligor of its obligations under the Buyer Subordinated Note. The Company acknowledges that the Buyer Subordinated Note shall be delivered to the Company on an "as is, where is" basis without any representation, warranty or indemnity by the Buyer except as set forth in Section 5.2.

               4.2. EXERCISE. The Option may be exercised by the Buyer, in its sole discretion, by the Buyer delivering an Exercise Notice (as hereinafter defined) to the Company at any time during the period (the "EXERCISE PERIOD") commencing on the Initial Closing Date and ending on the earlier of (a) the third year anniversary of the Initial Closing Date or (b) the 30th day after the Buyer Subordinated Note Repayment Date.

                4.3. NOTICE. If the Buyer wishes to exercise the Option (the "OPTION SHARE PURCHASE"), the Buyer shall send a written notice (an "EXERCISE NOTICE") to the Company of its intention to exercise the Option. The Subsequent Closing Date for the Option Share Purchase shall be not less than 5 nor more than 60 days (or such longer period as may be required by applicable law or regulation) from the date on which such notice is delivered to the Company.

               4.4.  CONDITIONS PRECEDENT.  The obligation of the
Buyer to purchase Option Shares pursuant to the Buyer's exercise of the Option shall be subject to the satisfaction of the conditions set forth in paragraph 8.1(b) hereof.


                    ARTICLE V REPRESENTATIONS AND WARRANTIES

               5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer as follows:

               (a) EXECUTION AND VALIDITY OF AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties to the Transaction Documents, constitute the legal, valid and binding agreements of the Company. Assuming due authorization, execution and delivery by the other parties hereto and thereto, each of this Agreement and the Securityholders Agreement are enforceable against the Company in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               (b)  CORPORATE ORGANIZATION.

                    (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power and authority to own, use and operate its properties and to carry on its business as the same is now being conducted and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

                   (ii) Each of the Tenneco Entities and the Tenneco Entities' Subsidiaries (as hereinafter defined) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its State of organization, has the corporate power and authority to own, use and operate its properties and to carry on its business as the same is now being conducted and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except any such jurisdiction in which the failure to so qualify or be licensed would not have a Material Adverse Effect.

               (c) INVESTMENTS. As of the date hereof, the Company does not have any direct or indirect subsidiaries other than its wholly-owned subsidiary, Domain Energy Guarantor Corporation, a Delaware corporation. Other than those subsidiaries listed in SCHEDULE 5.1(C) (the "TENNECO ENTITIES' SUBSIDIARIES"), the Tenneco Entities do not have any direct or indirect subsidiaries. The Tenneco Entities own the percentage of the outstanding capital stock or ownership units of the Tenneco Entities' Subsidiaries as set forth in SCHEDULE 5.1(C). Immediately following the Initial Closing, the Company will own all of the outstanding capital stock of the Tenneco Entities. Except for the interests set forth on SCHEDULE 5.1(C) neither the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries have any debt or equity investment, or other interest, direct or indirect, in any corporation, association, partnership, joint venture or other entity.

               (d) NO CONFLICT. Neither the execution and delivery by the Company or either of the Tenneco Entities of the Transaction Documents to which it is a party, nor the performance by the Company or the Tenneco Entities of the transactions contemplated hereby and thereby, including without limitation the sale of the Company Shares to the Buyer, the initial borrowings under the Credit Agreement and the issuance of the Buyer Subordinated Note (collectively the "TRANSACTIONS"), will (i) violate or conflict with any of the provisions of the certificate of incorporation or by-laws of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries, (ii) except as set forth in SCHEDULE 5.1(D)(II), with or without the giving of notice or the lapse of time or both, violate or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or violate any provision of any law, order, judgment, decree, restriction or ruling of any Governmental Authority to which the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries is a party or by which any of their respective property is bound or encumbered or (iii) except as provided in the Transaction Documents, result in the creation of any lien, mortgage, pledge, charge, security interest or similar encumbrance ("LIEN") upon any of the assets of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries or the loss of any license or other contractual right with respect thereto.

               (e)  CAPITAL STRUCTURE OF THE COMPANY, THE TENNECO
        ENTITIES AND THE TENNECO ENTITIES' SUBSIDIARIES.

                    (i) The authorized capital stock of the Company as of the date hereof consists of 20,000 shares of Common Stock, no shares of which are issued and outstanding as of the date hereof. Immediately following the Initial Closing and consummation of the Stock Purchases, the authorized, issued and outstanding capital stock of the Company will be as set forth on SCHEDULE 5.1(E)(I).

                   (ii) Set forth on SCHEDULE 5.1(E)(II)(A) is the authorized, issued and outstanding capital stock of the Tenneco Entities as of the date hereof and the authorized capital stock or partnership or limited liability company interests, as the case may be (collectively, the "SUBSIDIARY STOCK"), and the issued and outstanding Subsidiary Stock of each Tenneco Entities' Subsidiary as of the date hereof. Immediately following the Initial Closing and consummation of the Stock Purchases, the authorized, issued and outstanding capital stock of the Tenneco Entities and Subsidiary Stock will be as set forth on SCHEDULE 5.1(E)(II)(B).

                  (iii) Except as set forth on SCHEDULE 5.1(E)(III), all issued and outstanding shares or units of Authorized Common Stock and common stock of the Tenneco Entities and the Subsidiary Stock have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof, and such ownership is free and clear of all Liens.

                   (iv) The Company Shares have been duly authorized by the Company and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof.

                    (v) Except as set forth on SCHEDULE 5.1(E)(V), and except for the Securityholders Agreement and rights contained in the Company's Certificates of Incorporation, there are no outstanding options, warrants, calls, rights or other securities or commitments or any other agreements of any character relating to the sale, issuance or voting of any shares of the capital stock or limited liability company interests, as the case may be, of the Company, the Tenneco Entities or any Tenneco Entities' Subsidiary, whether issued or unissued, or any securities convertible into or evidencing the right to purchase any shares of capital stock or limited liability company interests, as the case may be, of the Company, the Tenneco Entities or any Tenneco Entities' Subsidiary.

               (f) FINANCIAL STATEMENTS. The Company has heretofore furnished to the Buyer consolidated and consolidating balance sheets (the "BALANCE SHEETS") of TGP and Ventures, as predecessors in interest of the Company and its subsidiaries (in such capacity, the "PREDECESSORS") as at December 31, 1995 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the predecessors for the fiscal year ended on said date, and the consolidated and consolidating balance sheets of the Predecessors as at September 30, 1996 and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Predecessors for the nine-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Predecessors and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the

        Predecessors, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Except as disclosed on Schedule 5.1(f), there is no material liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Tenneco Entities and the Tenneco Entities' Subsidiaries which would be required to be presented in financial statements or notes thereto prepared in accordance with generally accepted accounting principles that is not reflected or reserved against in the Balance Sheets (or the notes thereto), other than liabilities or obligations incurred in the ordinary course of business since December 31, 1995. The Company does not have any liability or obligation of any kind, whether accrued, absolute, fixed or contingent, other than obligations and liabilities arising under the Transaction Documents.

               (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as disclosed in SCHEDULE 5.1(G), and except for the conclusion of, and preparation for, the Transactions, the Tenneco Entities and the Tenneco Entities' Subsidiaries have operated their respective businesses only in the ordinary course consistent with past practice and there has not been, with respect to the Tenneco Entities or any of the Tenneco Entities' Subsidiaries:

                           (i) any change in the business or financial condition
               of the Tenneco Entities or any of the Tenneco Entities' Subsidiaries which has had, or would reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect;

                          (ii) the incurrence of any indebtedness for money
               borrowed in excess of $500,000 (other than borrowings under the Credit Agreement and indebtedness permitted under the Credit Agreement) or the creation of any Lien on any properties or assets (whether tangible or intangible) having an aggregate value in excess of $500,000, other than Liens required or permitted under the Credit Agreement;

                         (iii) other than as set forth in the 1996 Budget: (A)
               any general increase, or any announcement of any general increase, in the wages, salaries, compensation, bonuses, commissions, incentives, pension or other benefits payable by the Tenneco Entities or any of the Tenneco Entities' Subsidiaries to its directors or employees, or (B) any specific increase, or any announcement of any specific increase in any of the foregoing payable by the Tenneco Entities or any of the

               Tenneco Entities' Subsidiaries to any director or any employee, except in either case (I) as set forth in the Employment Agreement, and (II) increases in salaries and salary bonuses not greater than 3% in the aggregate since December 31, 1995;

                          (iv) any new agreement, plan, policy, program or
               arrangement to pay pensions, retirement allowances or other employee benefits to any director, employee or agent or sales representative, whether past or present, including any severance or consulting arrangement;

                           (v) any commitment or amendment to any additional
               pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement in existence on the date hereof;

                          (vi) any termination, discontinuance, closing or
               disposition of any plant, facility or business operation (other than sales or other dispositions in the ordinary course of business or as previously disclosed to the Buyer) of Oil and Gas Interests, any layoffs of employees or implementation of any early retirement, separation or window program or planning or announcement of any such action or program for the future;

                         (vii) any material transfer or grant of any rights
               under any concessions, property leases, licenses, agreements, trademarks, tradenames, service marks, brandmarks, brand names, copyrights, patents, inventions, processes, technical know-how or other proprietary rights either within or outside the United States;

                        (viii) any capital expenditure in excess of $250,000 other than as set forth in the 1996 Budget;

                          (ix) any damage, destruction or loss (whether or not
               covered by insurance) to any asset of the Tenneco Entities or any of the Tenneco Entities' Subsidiaries, other than damage, destruction or losses which, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect; or

                           (x) except for such transactions reflected in the
               Shareholder Advance Account (as such term is defined in the Stock Purchase Agreement), any declaration, setting aside or payment of any dividend or other distribution on or in respect of its shares of capital stock or limited liability company interests, as the case may be, or any direct or indirect redemption, retirement, purchase or other acquisition of any such shares or interests, as the case may be.

               (h)  TITLE TO PROPERTIES; ENCUMBRANCES.

                           (i) The Company, the Tenneco Entities and the Tenneco
               Entities' Subsidiaries have good and marketable title to the respective real properties and oil and gas reserves that they own and which are reflected on the Balance Sheet and other 1995 financial statements referred to in Section 5.1(f) or were acquired since December 31, 1995, including all joint ventures and other investments (collectively, the "FEE PROPERTIES") free and clear of all Liens except (a) capitalized financing leases,
               (b) Liens for ad valorem real property taxes not yet due or payable, due but not yet payable or due and payable but not yet delinquent, (c) mechanics', materialmen's, operators, tax or similar Liens affecting the Fee Properties (but not excepting any such Liens which secure obligations which are delinquent unless such delinquent obligations are being contested in good faith by appropriate legal proceedings), (d) purchase money Liens arising in the ordinary course of business which may be delinquent PROVIDED, such delinquent Liens are being contested in good faith by appropriate legal proceedings, (e) those mortgages, pledges and other Liens identified on SCHEDULE 5.1(H)(I), (f) the mortgages, security interests and Liens granted pursuant to the Credit Agreement or any documents executed in connection therewith and (g) such imperfections of title, easements and other similar encumbrances, if any, which do not in the aggregate materially detract from the value or materially interfere with the present use by the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries, as the case may be, of the Fee Properties. Fee Properties consisting of oil and gas reserves are sometimes hereinafter referred to as "FEE RESERVES."

                          (ii) The Company has made available to the Buyer all
               agreements (collectively, with any and all amendments, supplements or other modifications thereto, the "OIL AND GAS LEASES") pursuant to which the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries lease, sublease or otherwise possess any occupancy, usage rights or Oil and Gas Interests with respect to any real property (such properties are hereinafter referred to collectively as the "LEASED PROPERTIES"; the Leased Properties together with the Fee Properties, collectively, the "PROPERTIES") or the reserves of oil and gas described on the 1995 financial statements referred to in Section 5.1(f) (the "LEASED RESERVES"). The Leased Reserves together with the Fee

               Reserves are hereinafter collectively referred to as the "RESERVES". Except with respect to the Reserves, the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries have no reserves of oil and gas and the Reserves are all of the oil and gas reserves utilized by the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries in its business.

                         (iii) The Tenneco Entities or one of the Tenneco
               Entities' Subsidiaries is a party to each of the Oil and Gas Leases pursuant to which the Tenneco Entities or one of the Tenneco Entities' Subsidiaries leases the Leased Properties and the Leased Reserves. Each of the Oil and Gas Leases is validly executed by the lessee, in full force and effect and represents a binding obligation of the Tenneco Entities, the Tenneco Entities' Subsidiary (as the case may be) and, to the Knowledge of the Company, the lessor thereunder in accordance with the terms thereof. Except as set forth in SCHEDULE 5.1(H)(I), there is no default by the Tenneco Entities or any of the Tenneco Entities' Subsidiaries under the Oil and Gas Leases or to the Knowledge of the Company by any of the other parties to the Oil and Gas Leases, nor, to the Knowledge of the Company, has any event occurred which with notice, the passage of time or both would constitute such a default. The Company has no Knowledge of any adverse claims to the Leased Reserves or the rights described in the Oil and Gas Leases, nor have the Tenneco Entities received any notice of default under the Oil and Gas Leases and the quiet and peaceful possession of the Leased Reserves by the Tenneco Entities or one of the Tenneco Entities' Subsidiaries has not been disturbed. Except as disclosed on SCHEDULE 5.1(H)(I), the Tenneco Entities have no Knowledge of any facts which, through notice or the passage or time, would constitute grounds for a forfeiture of any of the Leased Reserves under any of the Oil and Gas Leases. Except as otherwise may be set forth in any of the Oil and Gas Leases, to the Knowledge of the Company, each of the lessors or sub-lessors under the Oil and Gas Leases has title to the Leased Reserves leased pursuant thereto. For purposes hereof, the term "title" shall mean that the party possessing the same has good and marketable title to all oil and gas to which such expression is directed, together with all rights necessary to remove such oil and gas, the necessary rights to conduct such removal and the right to lease or sublease same to the Tenneco Entities and the Tenneco Entities' Subsidiaries in accordance with the terms of the Oil and Gas Leases.

                          (iv) Except as set forth in SCHEDULE 5.1(H)(IV), to the Knowledge of the Company, (i) the operations of the Tenneco Entities and the Tenneco Entities' Subsidiaries are not dependent upon any rights to the use of real properties of others except under the Oil and Gas Leases, the Licenses and the Contracts and (ii) all buildings, structures, machines and equipment used in the operations of the Tenneco Entities and the Tenneco Entities' Subsidiaries have been maintained in all respects in a state of adequate repair and are otherwise generally adequate for their normal operation, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in SCHEDULE 5.1(H)(IV), (A) the Tenneco Entities have not received any notice that (1) any of such buildings, structures, machines, equipment or (2) the current use of the Properties does not conform in all material respects with all applicable ordinances, regulations and zoning or other laws, (B) such machinery and equipment is in all material respects in useable condition, and (C) to the Knowledge of the Company, there is no pending or threatened condemnation, eminent domain or similar proceeding affecting any part of the Properties or the Reserves.

                           (v) Other than in the ordinary course of business,
               neither the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries have leased, subleased, optioned, assigned or otherwise transferred or entered into any agreement to lease, sublease, option, assign or otherwise transfer any interest in the Reserves so as to materially reduce its interest in the Reserves as reflected in the financial statements referred to in
               Section 5.1(f). No rights of reassignment, preferential purchase rights, option rights, back-in rights or other rights to transfer any material interest in any of the Reserves to any third party exist that would be triggered or violated by this Agreement.

                          (vi) To the Knowledge of the Company, the Tenneco
               Entities and the Tenneco Entities' Subsidiaries own or control all material ancillary rights, including surface access rights, rights-of-way, water rights, access to utilities and the like necessary to gain vehicular and pedestrian access to, produce, process and market Reserves from the Properties in the same manner and at the same rates as were in effect as of December 31, 1995.

                         (vii) With respect to the Fee Reserves, there are no
               parties in possession or, to the Knowledge of the Company, asserting a right of possession adverse to the possession of the Tenneco Entities or the Tenneco Entities' Subsidiaries, and, to the Knowledge of the

               Tenneco Entities, there are no parties asserting title adverse to the title of the Tenneco Entities or any of the Tenneco Entities' Subsidiaries which, if successful, would materially detract from the value or materially interfere with the present use by the Tenneco Entities and the Tenneco Entities' Subsidiaries of the Fee Reserves and the Fee Properties.

               (i) ABSENCE OF LIENS. Except as described in SCHEDULE 5.1(I), each of the Tenneco Entities and the Tenneco Entities' Subsidiaries has good title, free of all Liens, to all equipment, machinery and fixtures (to the extent they constitute personal property) owned or utilized in its business (or a valid and binding lease therefor) and all its receivables (the "PERSONAL PROPERTIES") except for (A) capitalized financing leases, (B) Liens for ad valorem personal property taxes not yet due or payable, due but not yet payable, or due and payable but not yet delinquent, (C) landlords' or similar Liens affecting the Personal Properties, (D) purchase money Liens arising in the ordinary course of business, (E) the mortgages, security interests and Liens granted pursuant to the Credit Agreement or any documents executed in connection therewith, (F) Liens permitted under the Credit Agreement and (G) Liens which do not, individually or in the aggregate, materially detract from the value of the Personal Properties or materially interfere with the present uses thereof.

               (j) INSURANCE AND BONDS. All policies of insurance, self-insurance permits (other than insurance provided to employees) and reclamation, workers compensation and other bonds relating to the Tenneco Entities and the Tenneco Entities' Subsidiaries and their respective businesses, assets and employees as of the date hereof (including carriers, policy numbers, effective and termination dates and coverage and self-insured retention amounts) are in full force and effect, all premiums due thereon have been paid and each of the Tenneco Entities and the Tenneco Entities' Subsidiaries has, to the Knowledge of the Company, complied with the material provisions of such policies, permits and bonds. All properties of the Tenneco Entities and the Tenneco Entities' Subsidiaries are insured in such amounts and against such risks as are usually insured against by Persons owning or operating similar properties in the localities where such properties are located.

               (k) CONTRACTS. Except for the Transaction Documents, the Oil and Gas Leases, the insurance policies and bonds referred to in Section 5.1(j) and plans listed on SCHEDULE 5.1(O), SCHEDULE 5.1(K) hereto accurately lists the material contracts, leases, agreements, plans, policies, indentures, licenses and arrangements having any other legally binding basis to which the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries is a party or by which it or any of its property is bound (other than those to which the only parties are the Company, the Tenneco Entities and/or the Tenneco Entities' Subsidiaries) meeting any of the following criteria (each such contract, lease, agreement, plan, policy, indenture, license or arrangement (other than the Oil and Gas Leases, the insurance policies and bonds referred to in Section 5.1(j) and plans listed on SCHEDULE 5.1(O)) referred to in this Section 5.1(k) and in Section 5.1(l) below a "CONTRACT") (for purposes of this Section 5.1(k), "material" shall mean material to the business, operations, properties, financial condition or results of operations of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries on a consolidated basis)):

                           (i) any such contract, lease, agreement, plan,
               policy, indenture or other such arrangement involving commitments to others to make capital expenditures or purchases or sales involving $250,000 or more in any one case, except commitments which may be terminated without liability or penalty by the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries on not more than 90 days notice;

                          (ii) any such contract, lease, agreement, plan,
               policy, indenture or other such arrangement relating to any direct or indirect indebtedness for borrowed money (including but not limited to loan agreements, lease-purchase arrangements, guarantees of payment or collection, agreements to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit) or any conditional sales contracts, chattel mortgages, equipment lease agreements and other security arrangements with respect to personal property with a value in excess of $500,000 in each instance used or owned by the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries;

                         (iii) any such contract, lease, agreement, plan,
               policy, indenture or other such arrangement containing covenants limiting the freedom of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries to compete in any line of business with any person or in any area or territory;

                          (iv) any such contract, lease, agreement, plan,
               policy, indenture or other such arrangement containing express terms and conditions with any sales agent, representative, franchisee or distributor of any of the products of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries;

                           (v) other than the Oil and Gas Leases, any such
               contract, lease, agreement, plan, policy, indenture or other such arrangement which requires the payment of royalties; and

                          (vi) any other such contract, lease, agreement, plan,
               policy, indenture or other such arrangement not of the type covered by any of the other items of this Section 5.1(k) which is not in the ordinary course of business or which is material to the business, operations, properties, financial condition or results of operations of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries (as opposed to the prospects of the economy in general) on a consolidated basis.

               True, correct and complete copies of the written Contracts listed on SCHEDULE 5.1(K) hereto have been made available to the Buyer.

               (l) COMPLIANCE WITH CONTRACTS, ETC. The Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries is in material compliance with all material terms and provisions of all Contracts listed in SCHEDULE 5.1(K) and to the Knowledge of the Company, all such Contracts are valid and binding in accordance with their terms and in full force and effect in all material respects, and to the Knowledge of the Company, no material breach or default by the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries or event which, with notice or lapse of time or both, could constitute a breach or default by the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries, exists with respect thereto, and no party thereto has given notice or asserted to the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries that the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries is in default thereunder and, to the Knowledge of the Company, no other party thereto is in material breach or default thereunder.

               (m) LITIGATION. Except as disclosed in SCHEDULE 5.1(m), there are no lawsuits, actions, arbitrations or legal or administrative or regulatory proceedings, or investigations pending or, to the Knowledge of the Company, threatened against the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries, or, to the Knowledge of the Company, any Investment. Neither the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries, nor, to the Knowledge of the Company, any Investments is a party to, nor are any of them or any of their respective assets subject to or bound by, any order, judgment, injunction, stipulation, order or decree (whether rendered by a court or administrative agency or by arbitration) which, if adversely determined, could, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect the ability of the Company to sell the Company Shares to be sold by the Company hereunder or to consummate the other transactions contemplated hereby. There are no material citations, fines or penalties heretofore asserted against the Company, the Tenneco Entities, the Tenneco Entities' Subsidiaries, or, to the Knowledge of the Company, any Investments, under any foreign, federal, state or local law that remain unpaid or that otherwise bind any assets of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries or Investments.

               (n) COMPLIANCE WITH LAWS. None of the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries or, to the Knowledge of the Company, any of the Investments, has violated or failed to comply with any applicable statute, law, ordinance, regulation, rule or order of any Governmental Authority, or any judgment, decree or order of any court, applicable to its business or operations, except where such violations or failures would not, individually or in the aggregate, have a Material Adverse Effect; and the conduct of the Company's, the Tenneco Entities', the Tenneco Entities' Subsidiaries' and, to the Knowledge of the Company, the Investments' businesses is in material conformity with all applicable foreign, federal, state and local energy, public utility, health and employee health and safety requirements and all other applicable foreign, federal, state and local governmental and regulatory requirements, except where the failures to be in such conformity would not, individually or in the aggregate, have a Material Adverse Effect. The Company, the Tenneco Entities, the Tenneco Entities' Subsidiaries and, to the Knowledge of the Company, the Investments have all permits, licenses, authorizations, consents, approvals and franchises from Governmental Authorities required to conduct their respective businesses as they are now being and during the past year have been conducted, and as they are planned to be conducted, except where the failure to have any such permits, licenses, authorizations, consents, approvals or franchises would not, individually or in the aggregate, have a Material Adverse Effect.

               (o)  EMPLOYMENT AGREEMENT AND RELATED MATTERS.

                           (i) Each "employee benefit plan", as defined in
               Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including each multiemployer plan within the meaning of 3(37) of ERISA), each bonus, fringe benefit, incentive, stock option, deferred compensation, employment, consulting, severance and all other employee benefit plans, programs, policies, agreements and arrangements, whether or not covered by ERISA under which the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries has or could have any present or future material obligation or liability (collectively, the "BENEFIT PLANS") are listed in
               SCHEDULE 5.1(O). The Company or the Tenneco Entities have delivered to the Buyer, to the extent requested by the Buyer, current, correct and complete copies of each Benefit Plan and any related agreements or funding instruments (or, to the extent no such copy exists, a current, correct and complete description thereof) and, to the extent applicable, (A) the most recent summary plan description and Internal Revenue Service determination letter, if any, relating to each Benefit Plan and
               (B) for the two most recent plan years (I) the form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

                          (ii) No Benefit Plan is a "multiemployer plan" as such
               term is defined in Section 4001(a)(3) of ERISA ("MULTIEMPLOYER PLAN"). Neither the Company, the Tenneco Entities, nor any of the Tenneco Entities' Subsidiaries nor any trade or business, whether or not incorporated, which is under common control with the Company or the Tenneco Entities within the meaning of Code
               Section 414(b), (c), (m) or (o) or ERISA Section 4001 (excluding El Paso and its subsidiaries other than the Tenneco Entities and the Tenneco Entities Subsidiaries') (collectively, the "CONTROLLED GROUP") have incurred any liability in connection with a complete or partial withdrawal from a Multiemployer Plan. To the Knowledge of the Company and the Tenneco Entities, no such Multiemployer Plan is in "reorganization" or is "insolvent"(as those terms are defined in Section 4241 and Section 4245 of ERISA, respectively).

                         (iii) Each Benefit Plan, which is intended to be
               "qualified" within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE") (a "PENSION PLAN"), is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred which would cause the loss of such qualification, in each case except for such circumstances that, individually or in the aggregate, would not have a Material Adverse Effect.

                          (iv) Each Benefit Plan is intended by the Company and
               the Tenneco Entities to have been, and to the Knowledge of the Company has been, established, maintained and administered in all material respects in accordance with its terms and the requirements of applicable law, including without limitation ERISA and the Code. There are not now, nor have there been, any "accumulated funding deficiencies" as defined in Section 412 of the Code (whether or not waived) with respect to any Benefit Plan which have not been fully satisfied. No "reportable event" (as that term is defined in Section 4043(b) of ERISA) has occurred with respect to any Benefit Plan.

                           (v) No Pension Plan maintained by a member of the
               Controlled Group which is subject to Title IV of ERISA has been terminated, in whole or in part, and no proceedings to terminate a Benefit Plan pursuant to Subtitle C of Title IV of ERISA have been instituted or, to the Knowledge of the Company, threatened. As of the date of this Agreement, there are no pending or threatened claims, actions, suits, complaints or proceedings by or before any court, Governmental Authority, administrative agency or commission alleging a breach or breaches of fiduciary duties or violation of other applicable laws with respect to such Benefit Plans, or otherwise involving the Benefit Plans, which could result in material liability on the part of the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries or on a Benefit Plan or a Pension Plan maintained by a member of the Controlled Group (other than benefit claims in the ordinary course), nor, to the Knowledge of the Company, is there any basis for any such claims, actions, suits, complaints or proceedings.

                          (vi) There has been no material adverse change in the
               funded status of any Benefit Plan that is subject to Title IV of ERISA since the most recent valuation date.

                         (vii) No Benefit Plan exists which could result in the
               payment by the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries, any member of its Controlled Group or the Buyer of money or any other property or rights, or accelerate or provide any other rights or benefits, to any person as a result of the Transactions, including without limitation the sale of Company Shares hereunder, whether or not such payment would constitute a parachute payment within the meaning of Section 280G of the Code, other than as expressly provided for in the Transaction Documents.

                        (viii) The maximum liability under the obligations being
               assumed by the Company under Section 9.04 of the Stock Purchase Agreement does not exceed $1,400,000.

               (p) LICENSES AND GOVERNMENT APPROVALS. Except as set forth on SCHEDULE 5.1(P), the Company does not have

        Knowledge of any impediment to the renewal of any license, permit, approval, consent, franchise and other authorization of any federal, state, local or foreign Governmental Authority (collectively, "LICENSES") possessed by or granted to the Company, the Tenneco Entities or the Tenneco Entities' Subsidiaries and material to their respective businesses as currently and during the past year have been conducted. To the Knowledge of the Company, all such Licenses are valid and in full force and effect and no proceeding is pending or, to the Knowledge of the Company, threatened seeking the suspension, modification, revocation or limitation of any such License. The Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries have all the necessary Licenses that are required to permit the continued operation after the date hereof of the businesses of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries as they are now being and during the past year have been conducted, with the exception of any change or changes in the operation of such businesses as would not, individually or in the aggregate, have a Material Adverse Effect. The Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries reasonably believe that, other than for such exceptions that would not, individually or in the aggregate, have a Material Adverse Effect: each of their Licenses will be timely renewed and complied with, without material expense; and that any additional Licenses that may be required of any of them to permit any of their operations as planned will be timely obtained and complied with, without material expense. Except as disclosed on SCHEDULE 5.1(P) and except for the expiration or termination of all applicable waiting periods under the HSR Act, the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by the Company and the Tenneco Entities of the transactions contemplated hereby and thereby (including without limitation the sale of the Company Shares contemplated hereby and the borrowings contemplated by the Credit Agreement) will not require the consent, approval or authorization of any Governmental or regulatory Authority or any other Person under any License, agreement, indenture or other instrument to which the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries is a party or to which any of their respective properties are subject that have not already been obtained, and no declaration, filing or registration with any Governmental or regulatory Authority is required in connection with such transactions.

               (q) BROKER'S OR FINDER'S FEES. Except for PaineWebber Incorporated, neither the Company or the Tenneco Entities nor any Affiliate or agent of either of them have authorized any Person to act as a broker or finder or in any similar capacity in connection with the transactions contemplated by this Agreement. The Company has previously delivered to the Buyer a true, correct and complete copy of all agreements, arrangements and undertakings between the Company and PaineWebber Incorporated.

               (r) TRANSACTIONS WITH AFFILIATES. Except as disclosed in SCHEDULE 5.1(R), neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries has any outstanding contract, agreement or other arrangement with the Company, the Tenneco Entities, or any of the Affiliates of the Company or the Tenneco Entities (other than those to which the only parties are the Company, the Tenneco Entities and/or the Tenneco Entities' Subsidiaries). Except as disclosed in Schedule 5.1(r), neither El Paso nor any of its Affiliates has issued any performance bonds, payment bonds, bid bonds, letters of credit, guaranties or similar instruments for the benefit of the Company, the Tenneco Entities, the Tenneco Entities' Subsidiaries nor the Investments.

               (s) CORPORATE RECORDS. The books and records of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries are complete and correct in all material respects and have been maintained in accordance with good business practices.

               (t) LABOR MATTERS. Except as set forth in SCHEDULE 5.1(T), neither the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries nor any member of the Controlled Group is subject to or a party to any collective bargaining agreement, employment contract or consulting agreement and no collective bargaining agreement, employment agreement or consulting agreement is being negotiated. Except as disclosed in SCHEDULE 5.1(T), there are no strikes, slowdowns, work stoppages or other material labor controversies pending or, to the Knowledge of the Company, threatened against or otherwise affecting the Company, the Tenneco Entities or the Tenneco Entities' Subsidiaries. Neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries has experienced any labor strike, slowdown, work stoppage or other material labor controversy within the past three years. Other than certain severance payments and retention bonuses due to certain employees of the Company which will be paid in due course, the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries have paid in full to all their respective employees all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, agreement, program, statute or other law. Neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any court or Governmental Authority relating to employees or employment practices. To the Knowledge of the Company, during the past three years none of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries has received any petition from any employees to form, join, or assist labor organizations to bargain collectively through representatives of the employees' choosing or has received information about employees engaging in other concerted activities for the purpose of collective bargaining.

               (u) TAX MATTERS. Except as set forth in the last sentence of this Section 4.1(u) and in SCHEDULE 5.1(U):

                           (i) All Tax Returns (as hereinafter defined) required
               by law to be filed (and/or maintained) on or prior to the date hereof by, or with respect to the operations, activities or assets of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries (other than any consolidated, combined or unitary income or franchise tax returns filed by either Tenneco, Inc. or El Paso (as common parent) on behalf of any of the Tenneco Entities or the Tenneco Entities' Subsidiaries) have been properly and timely filed with the appropriate governmental agencies (and/or maintained, as the case may be), and all such Tax Returns are correct, accurate and complete in all material respects. All Taxes (as hereinafter defined) shown as due on such Tax Returns have been paid. For purposes of this Agreement, "TAX" or "TAXES" will mean any and all federal, state, local, foreign and other taxes and tax withholding obligations (including interest, additions to tax, penalties and fines with respect thereto) including, without limitation, taxes imposed on, or measured by, income, franchise, profits, or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transaction, and joint taxes, and customs duties. "TAX RETURN" or "TAX RETURNS" will mean any report, return or other information, or any amendment thereof, filed or required to be filed, maintained or supplied in connection with the calculation, determination, assessment, collection or remittance of any Tax.

                          (ii) With respect to the Company, the Tenneco Entities
               and each of the Tenneco Entities' Subsidiaries, except as set forth in SCHEDULE 5.1(U), (A) no audit of any Tax Return is in progress or pending or, to the Knowledge of the Company, threatened, (B) no waiver of any statute of limitations has been given and is in effect with respect to the assessment of any Tax and (C) no deficiency has been assessed for any Tax by any Governmental Authority.

                         (iii) Set forth in SCHEDULE 5.1(U) is a list of all
               current deficiencies asserted and assessments made by the IRS or the state equivalent with respect to the Tenneco Entities and the Tenneco Entities' Subsidiaries which deficiencies and assessments have not been paid, settled, withdrawn, overturned or dismissed.

                          (iv) True, correct and complete copies of all notices
               of deficiencies, assessments, audit reports, closing agreements with and other notices from any taxing authority for all years with respect to which the statute of limitations has not expired will be delivered to the Buyer prior to the Initial Closing Date.

                           (v) Neither the Company, the Tenneco Entities nor any
               of the Tenneco Entities' Subsidiaries has adopted a plan of complete liquidation and no consent has been filed on behalf of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries pursuant to Section 341(f) of the Code or any predecessor provision.

                          (vi) The Company, the Tenneco Entities and the Tenneco
               Entities' Subsidiaries have collected all sales and use Taxes required to be collected, and have remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authorities where the failure to collect or remit would in the aggregate have a Material Adverse Effect, or have been furnished properly completed exemption certificates for all exempt transactions. Each of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries has maintained in its possession all records and supporting documents required by applicable sales Tax statutes and regulations regarding the collection and payment of all sales and use Taxes required to be collected and paid over and regarding all exempt transactions for all periods open under the applicable statutes of limitations as of the Initial Closing Date.

                         (vii) The liabilities for Taxes reflected in the
               Balance Sheet set forth on SCHEDULE 5.1(F) are accurate and the amounts reflected for Taxes therein are sufficient for the payment of all accrued, unpaid or deferred Taxes of the Tenneco Entities and the Tenneco Entities' Subsidiaries for all periods ended on or prior to December 31, 1995, whether or not disputed.

                        (viii) The Company (a) has not been a member of an
               affiliated group filing a consolidated federal income Tax Return (other then a group the common parent of which is the Company) and (b) has no liability for Taxes of any Person (other than the Company, the

               Tenneco Entities and the Tenneco Entities' Subsidiaries) under U.S. Treasury regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                          (ix) Neither the Company nor the Tenneco Entities is a
               United States real property holding corporation within the meaning of Section 897 of the Code, or will have been a U.S. real property holding corporation within the five years preceding the date hereof or the Initial Closing Date. The shares of capital stock of the Tenneco Entities acquired by the Company pursuant to the Stock Purchase Agreement are not United States real property interests within the meaning of Section 897 of the Code.

                           (x) The Company and the Tenneco Entities will
               promptly notify or arrange for the notification of the Buyer of any event materially affecting the continuing accuracy of any representation in this Section 5.1(u) between the date hereof and the Initial Closing Date.

The foregoing representations and warranties contained in this Section 4.1(u) shall not apply to any Taxes attributable to any consolidated Tax Return filed or required to be filed by El Paso or by Tenneco, Inc. as the common parent or parent corporation of a group including the Tenneco Entities or the Tenneco Entities' Subsidiaries.

               (v)  ENVIRONMENTAL MATTERS.  (i) Except as set forth on
        SCHEDULE 5.1(V), other than exceptions to the following that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                           (A) The Company, the Tenneco Entities, the Tenneco
               Entities' Subsidiaries and, to the Knowledge of the Company, the Investments are in compliance with all applicable Environmental Laws; neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries has received any written communication from any source within any applicable limitations period that alleges that the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries is not in such compliance; and all Licenses required pursuant to the Environmental Laws to operate the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries any of the Investments as they are now and during the past year have been conducted have been obtained and are currently in force, and will be timely renewed and complied with, without material expense; and any additional such Licenses that may be required of any of them to permit any of their operations as planned will be timely obtained and complied with, without material expense.

                           (B) There is no Environmental Claim against the
               Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries or, to the Knowledge of the Company, any of the Investments which is pending or, to the Knowledge of the Company, threatened against or involving the Company, or, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries or, to the Knowledge of the Company, against any Person whose liability for such claim the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                           (C) There are no past or present actions, activities,
               circumstances, conditions, events or incidents, including without limitation the release, threatened release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim (I) against the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries or, to the Knowledge of the Company, any of the Investments or (II) against any person or entity whose liability for any Environmental Claim the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries may have retained or assumed either contractually or by operation of law.

               (ii) The Company has made available to the Buyer all written reports evaluating issues of actual or potential noncompliance with, liability under, or costs otherwise related to any Environmental Law that have been prepared by or for the Company, the Tenneco Entities, any of the Tenneco Entities' Subsidiaries or, to the Knowledge of the Company, any of the Investments that are otherwise in any of their possession or control.

               (w) OIL AND GAS RESERVE INFORMATION. Except as otherwise set forth in SCHEDULE 5.1(W) and except as would not, individually or in the aggregate, have a Material
        Adverse Effect:

                           (i) None of the wells included in the Oil and Gas
               Interests of the Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries has been overproduced such that it is subject or liable to being shut-in or to any other overproduction penalty;

                          (ii) There have been no changes proposed in the
               production allowables for any wells included in the Oil and Gas Interests of Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries;

                         (iii) All wells included in the Oil and Gas Interests
               of Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable Oil and Gas Leases and applicable laws, rules, and regulations;

                          (iv) Neither the Company, the Tenneco Entities nor
               each of the Tenneco Entities' Subsidiaries has agreed to or is now obligated to abandon any well included in the Oil and Gas Interests of the Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries that is not or will not be abandoned and reclaimed in accordance with the applicable laws, rules, and regulations and good oil and gas industry practices;

                           (v) Proceeds from the sale of Hydrocarbons produced
               from the Oil and Gas Interests of Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries are being received by Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries in a timely manner and are not being held by third parties in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $1,000,000 and held in suspense in the ordinary course of business); and

                          (vi) No person has any call on, option to purchase, or
               similar rights with respect to the Oil and Gas Interests of the Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, the Company, the Tenneco Entities or the Tenneco Entities' Subsidiaries will have the right to market production from the Oil and Gas Interests of Company, the Tenneco Entities and each of the Tenneco Entities' Subsidiaries on terms no less favorable than the terms upon which such company is currently marketing such production.

               (x) ENGINEERING REPORTS. All information supplied to De Golver & MacNaughton and Netherland & Sewell and Associates Ltd. (the "DE GOLVER") by or on behalf of the Tenneco Entities and the Tenneco Entities' Subsidiaries that was material to such firm's review of the Tenneco Entities and the Tenneco Entities' Subsidiaries estimates of oil and gas reserves attributable to the Oil and Gas Interests of the Tenneco Entities and the Tenneco Entities' Subsidiaries in connection with the preparation of the oil and oil reserve engineering report concerning the Oil and Gas Interests of the Tenneco Entities and the Tenneco Entities' Subsidiaries as of July 1, 1996 by De Golver (the

        "ENGINEERING REPORT") was (at the time supplied or as modified or amended prior to the issuance of the Engineering Report) true and correct in all material respects. Except for changes in the classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since July 1, 1996, and except for changes (including changes in commodity prices) generally affecting the oil and gas industry on a nationwide basis, there has been no Material Adverse Effect in respect of the Tenneco Entities or the Tenneco Entities' Subsidiaries regarding the matters addressed in the Engineering Report.

               (y) NOT SUBJECT TO UTILITY REGULATORY AUTHORITIES. Neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries owns or has any interest in as owner, operator or otherwise in any properties, businesses, entities or operations that are subject to regulation as a utility by federal, state or local utility regulatory authorities.

               (z) WORKER'S COMPENSATION AND OCCUPATIONAL DISEASE RESERVE. There are no presently pending claims against the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries not fully covered by insurance for workers' compensation benefits and for federal and state occupational disease benefits. To the Knowledge of the Company, the Company, the Tenneco Entities, the Tenneco Entities' Subsidiaries, their respective insurers or the funds listed in the preceding sentence have timely paid in full all such benefits due.

               (aa) OMISSIONS. To the Knowledge of the Company, no representation or warranty of the Company contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, when read together, not materially misleading in light of the circumstances under which they were made.

               With respect to any Oil and Gas Interest, including the wells thereon, not operated by Ventures, it is understood and agreed that the representations and warranties set forth above in Sections 5.1(j) (to the extent the operator carries insurance for the joint account), 5.1(n) and 5.1(p) are understood to be made to the Knowledge of the Company only.

               5.2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company as follows:

               (a) DUE ORGANIZATION AND POWER OF THE BUYER. The Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power and authority to execute and deliver this Agreement and the

        Securityholders Agreement and to perform its obligations hereunder and thereunder.

               (b) AUTHORIZATION AND VALIDITY OF AGREEMENT. The execution, delivery and performance by the Buyer of this Agreement and the Securityholders Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized, and no other action on the part of the Buyer or its partners is necessary for the execution, delivery and performance by the Buyer of this Agreement and the Securityholders Agreement and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Securityholders Agreement have been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the parties other than the Buyer hereto and thereto, constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               (c) NO CONFLICT. Neither the execution and delivery of this Agreement and the Securityholders Agreement nor the performance by the Buyer of the transactions contemplated hereby and thereby, including without limitation the purchase of the Company Shares hereunder, will:
        (i) violate or conflict with any provision of the Articles of Limited Partnership or limited partnership agreement of the Buyer; (ii) require any consent or approval of, or filing with or notice to, any Governmental or regulatory Authority under any provision of any law applicable to the Buyer, except for the expiration or termination of all applicable waiting periods under the HSR Act; (iii) result in any violation of or default under any provision of any law, rule, regulation, order, judgment or decree to which the Buyer is a party or by which the Buyer is bound; or (iv) with or without the giving of notice or the lapse of time or both, violate or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or violate any provision of any law, order, judgment, decree, restriction or ruling of any Governmental Authority to which the Buyer or by which any of the Buyer's assets is bound or encumbered.

               (d) PURCHASE FOR INVESTMENT. The Buyer acknowledges that the Company Shares purchased hereunder have not been registered or qualified under the Securities Act of 1933, as amended or any state securities law and may be sold or otherwise disposed of in the absence of such registration only pursuant to an exemption from such registration and any other applicable securities laws. The Buyer is purchasing the Company Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with any disposition thereof, and has no present intention or plan to effect any resale, assignment or distribution of any of the Company Shares. The Buyer acknowledges that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Company Shares, making an informed investment decision and of bearing the economic risk of the purchase of the Company Shares.

               (e) LITIGATION. No action, claim, suit or legal proceeding is now pending, or, to the knowledge of the Buyer, threatened, against the Buyer at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Federal, state or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which would adversely affect the Buyer's ability to perform the obligations under this Agreement, the Securityholders Agreement and other documents related hereto and thereto to which the Buyer is a party.

               (f) OWNERSHIP OF BUYER SUBORDINATED NOTE. On the date of any Subsequent Closing, the Buyer will own the Buyer Subordinated Note free and clear of all Liens and upon the delivery of the Buyer Subordinated Note to the Company in accordance with Section 1.2(b) and the issuance and delivery to the Buyer of the Option Shares, the Company will acquire all right, title and interest of the Buyer in the Buyer Subordinated Note, free and clear of all Liens other than Liens arising out of the actions of the Company.

               (g) OMISSIONS. To the knowledge of the Buyer, no representation or warranty of the Buyer contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

               5.3. LIMITATIONS ON SURVIVAL. Each of the representations and warranties made by the Company in Section 5.1(u) of this Agreement (including the Schedules, insofar as the Schedules relate to such representations and warranties) and in the certificates delivered pursuant to Section 7.1(a)(ii) (insofar as they relate to such representations and warranties) shall survive the Initial Closing to and until the date on which the statute of limitations (taking into account any tolling agreements with respect thereto) with respect to enforcement of any relevant sections of the Code and the regulations promulgated thereunder against the Company, its subsidiaries and Affiliates has expired (at which time they will terminate). Each of the representations and warranties made by the Company in Section 5.1(v) of this Agreement (including the Schedules, insofar as the Schedules relate to such representations and warranties) and in the certificates delivered pursuant to Section 7.1(a)(ii) (insofar as they relate to such representations and warranties) shall survive the Initial Closing to and until the first to occur of: (i) the completion of a Qualified Public Offering (as such term is defined in the Securityholders Agreement) and (ii) the date which is two years after the Initial Closing Date (at which time they will terminate). Each of the representations and warranties made by the Company in Sections 5.1(a), (b)(i), (d) and (e)(iv) of this Agreement (including the Schedules, insofar as the Schedules relate to such representations and warranties) and in the certificates delivered pursuant to
Section 7.1(b) (insofar as they relate to such representations and warranties) and by the Buyer in Sections 5.2(a), (b), (c), (d) and (f) and the certificate delivered pursuant to Section 7.2(b) (insofar as they relate to such representations and warranties) shall survive the Initial Closing to and until the first to occur of: (x) the completion of a Qualified Public Offering (as such term is defined in the Stockholders Agreement) and (y) the date which is twelve months after the Subsequent Closing Date or, if the Option is not exercised prior to the end of the Exercise Period, the day after the expiration of the Exercise Period (at which time they will terminate). All other representations and warranties made by the parties in Article V of this Agreement (including the Schedules, insofar as the Schedules relate to such representations and warranties) and in the certificates delivered pursuant to Sections 7.1(a)(ii) and 7.2(b) (insofar as they relate to such representations and warranties) shall survive the Initial Closing to and until the first to occur of: (i) the completion of a Qualified Public Offering (as such term is defined in the Securityholders Agreement) and (ii) the date which is twelve months after the Initial Closing Date (at which time they will terminate).


                              ARTICLE VI COVENANTS

               6.1. CONDUCT OF BUSINESS PENDING THE INITIAL CLOSING DATE. The Company agrees that, prior to the Initial Closing, unless specifically provided for herein, unless expressly contemplated in any of the other Transaction Documents or unless the Buyer has specifically given its prior written consent:

               (a) The business of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries will be conducted only in the ordinary course in compliance with applicable laws, regulations and contractual obligations;

               (b) No change will be made in the certificate of incorporation or the by-laws of the Company, the Tenneco
        Entities or any of the Tenneco Entities' Subsidiaries;

               (c) No change will be made in the authorized, issued or outstanding capital stock of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries, no additional shares of such capital stock will be issued and no subscriptions, options, rights, warrants, claims, commitments or agreements relating to the authorized, issued or outstanding capital stock of the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries will be issued, granted, created or entered into;

               (d) No dividend or other distribution or payment will be declared, set aside, paid or made in respect of shares of the capital stock of the Company, the Tenneco Entities or the Tenneco Entities' Subsidiaries, nor will the Company, the Tenneco Entities or the Tenneco Entities' Subsidiaries, directly or indirectly, redeem, retire, purchase or otherwise acquire any of such capital stock;

               (e) Neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries will merge, amalgamate or consolidate with any other corporation or acquire all or any substantial part of the business or assets of any other Person, or acquire ownership or control of any capital stock, bonds, or other securities of, or any property interest in, any Person or acquire control of the management or policies thereof. Neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries will enter into any negotiations with respect to any of the actions described in this subsection (e);

               (f) Neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries will, except as may be expressly contemplated in any of the Transaction Documents and (other than with respect to clause (i) below) except in the ordinary course of business:

                           (i) amend, supplement or otherwise modify any Transaction Document or waive any condition to the Company's obligations under the Stock Purchase
               Agreement;

                          (ii) except for transactions reflected in the
               Shareholder Advance Account (as such term is defined in the Stock Purchase Agreement), enter into, create or assume: (A) any obligation for borrowed money; or (B) any security agreement, Lien, encumbrance, mortgage, deed of trust, pledge, conditional sale or other title retention agreement; or (C) any Lien upon any of its properties or assets whether now owned or hereafter acquired;

                         (iii) assume, guarantee, endorse or otherwise become liable with respect to the obligations of any Person;

                          (iv) make any loan or advance to, or assume, guarantee, endorse or otherwise become liable with respect to the capital stock or dividends of, any Person;

                           (v) except for the Employment Agreement, enter into
               any transaction with or for the benefit of, or create or assume any obligation or liability to, any Affiliate (other than the Tenneco Entities and the Tenneco Entities' Subsidiaries);

                          (vi) effect any increase in salaries, bonuses, commissions or wages payable;

                         (vii) cancel or compromise any debt or claim or waive any rights of substantial value; or

                        (viii) make any Tax election or settle or compromise any
               material federal, state, local or foreign Tax liability.

               (g) Other than in the ordinary course of business as heretofore conducted, neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries will sell, lease, abandon, exchange, assign, transfer, license or otherwise dispose of any property, intangible assets or any machinery, equipment or other operating property or tangible assets;

               (h) Neither the Company, the Tenneco Entities nor any of the Tenneco Entities' Subsidiaries will enter into or assume any contract, agreement or commitment which, by reason of its size, term or other factor, is not in the ordinary course of business as heretofore conducted;

               (i) The Company will use all reasonable efforts to preserve the business organization of the Tenneco Entities and the Tenneco Entities' Subsidiaries intact and to keep available the services of the present employees and agents of the Tenneco Entities and the Tenneco Entities' Subsidiaries and to preserve the good will of customers, suppliers, employees, agents and sales representatives, distributors and others having business relations with the Tenneco Entities and the Tenneco Entities' Subsidiaries and no change will be made in existing practices relating to profit sharing, bonuses or commissions;

               (j) Each of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries will maintain all assets owned, leased or regularly used by it in operable condition and repair, ordinary wear and tear excepted, and will maintain existing insurance coverage on such assets as well as other existing insurance coverage; and

               (k) Each of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries will maintain its books, accounts and records in the usual and ordinary manner, on a basis consistent with prior years.

               With respect to the covenants set forth in Section 5.1, to the extent such covenants pertain to the Tenneco Entities or the Tenneco Entities' Subsidiaries, it is understood that the Company's obligation with respect thereto is only to use all reasonable efforts to cause El Paso to cause the Tenneco Entities and the Tenneco Entities' Subsidiaries to observe and comply with such covenants.

               6.2. ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS; CONFIDENTIALITY. (a) During the period commencing on the date hereof and ending on the Initial Closing Date, the Company will, and will use all reasonable efforts to cause El Paso and its Affiliates to, and to cause the Tenneco Entities and the Tenneco Entities' Subsidiaries to, upon reasonable request, afford to the Buyer, its counsel, accountants and other professional advisers reasonable access during normal business hours to the offices, plants, properties, contracts, books and records of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries (and permit the Buyer and its counsel, accountants and other authorized representatives to make copies of such contacts, books and records at their own expense), in order that the Buyer may have the full opportunity to make such reasonable investigations as it desires to make of the affairs of the Company, the Tenneco Entities and the Tenneco Entities' Subsidiaries, PROVIDED that no investigation pursuant to this SECTION
7.2 will affect any representations or warranties or the conditions to the obligations of the parties hereto to consummate the purchase of the Company Shares as contemplated hereby or the other transactions contemplated hereby. The Company agrees that it will, and will cause the Tenneco Entities and the Tenneco Entities' Subsidiaries and their respective officers, accountants and other professional advisers, to, furnish to the Buyer such additional information as the Buyer may from time to time reasonably request.

               (b) The Buyer agrees that it will, and will cause its officers, employees, advisors and representatives to, hold in strict confidence all data and information obtained from the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries or on their behalf (other than information which (i) is or becomes publicly available or (ii) which was already in the possession of the Buyer, in each case other than as a result of a breach by the Buyer or any of its officers, employees, advisors and representatives of this covenant or other confidentiality agreement or legal or fiduciary obligation of secrecy to the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries) and will not, and will insure that such other persons do not, disclose such data and information to others without the prior written consent of the Company, except that the

Buyer may provide such data and information in response to legal process or applicable governmental regulations, but only that portion of the data and information which, in the opinion of counsel for the Buyer, is legally required to be furnished, and PROVIDED that the Buyer notifies the Company in writing of its obligation to provide such confidential data and information and fully cooperate with the Company to protect the confidentiality of such data and information.

               6.3. RELEASES. Each party hereto agrees that it will not, without the consent of the Buyer and the Company, issue any press release or make any other public statement or disclosure with respect to the transactions contemplated hereby or their terms.

               6.4. FURTHER ACTIONS. Subject to the terms and conditions contained herein, each of the parties hereto agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to satisfy the conditions precedent to the obligations of the parties hereto, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to proceed with the Initial Closing as expeditiously as practicable; PROVIDED that this obligation will not require any party to take any action materially adverse to such party, including, without limitation, agreeing to divest or hold separate any assets, and PROVIDED FURTHER that no contract or other agreement will be amended to increase the amount payable thereunder or to otherwise modify the terms thereof in a manner adverse to the Company, the Tenneco Entities or any of the Tenneco Entities' Subsidiaries in order to obtain any such consent, approval, authorization or otherwise without first obtaining the written approval of the Buyer.

               6.5. APPLICATION OF PROCEEDS. The payments to be made by the Buyer pursuant to Section 1.2 shall be used by the Company exclusively for the purpose of paying a portion of the purchase price for the shares of the Tenneco Entities pursuant to the Stock Purchase Agreement.

               6.6. OPTION SHARES. At all times prior to the earlier of the expiration of the Exercise Period without the Option having been exercised or the issuance of the Option Shares, the Company shall reserve and keep available for issuance pursuant to the Option a number of duly authorized shares of Common Stock equal to the number of Option Shares.

                        ARTICLE VII CONDITIONS PRECEDENT

               7.1.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER.

               (a) The obligation of the Buyer to consummate the purchase of the Firm Common Shares at the Initial Closing is subject to the satisfaction at or prior to the Initial Closing of each of the following conditions:

                        (i) No preliminary or permanent injunction or other
               order issued by any court of competent jurisdiction or by any Governmental Authority nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority which restrains, enjoins or otherwise prohibits any of the Transactions shall be in effect.

                       (ii) (A) The representations and warranties of the
               Company contained herein will be true and correct in all material respects on and as of the Initial Closing Date, with the same force and effect as though made on and as of the Initial Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty will be true and correct in all material respects as of such date, and (B) the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                      (iii) (A) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement and the other Transaction Documents to be performed or complied with by it prior to or on the Initial Closing Date (PROVIDED that the provisions of Section 5.1 shall have been complied with in all material respects without giving effect to the last sentence of Section 5.1), and (B) the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                       (iv) The Company and all other securityholders of the Company each shall have executed and delivered the Securityholders Agreement.

                        (v) The Credit Agreement will be in full force and
               effect, will not have been breached in any material respect by any of the parties thereto, and all of the conditions precedent to the initial borrowings thereunder (other than the receipt by the Company of the proceeds of the issuance of stock pursuant to this

               Agreement) shall have been satisfied or waived. The Company shall have delivered a certificate from its chief financial officer stating that the conditions under this subsection (v) have been satisfied.

                       (vi) The Stock Purchase Agreement will be in full force
               and effect, will not have been breached in any material respect by any of the respective parties thereto, all conditions to the obligation of the Company to purchase the stock (as defined in the Stock Purchase Agreement) shall have been satisfied in full and all conditions to the obligations of El Paso to sell the Stock shall have been satisfied or waived.

                      (vii) The Buyer shall have received evidence satisfactory
               to the Buyer that all obligations of the Company set forth in
               Section 5.03 of the Stock Purchase Agreement will be satisfied in full at or prior to the Initial Closing.

                      (viii) The Employment Agreement will be in full force and
               effect, will not have been breached in any material respect by any of the parties thereto.

                       (ix) The Buyer shall have received a legal opinion from
               Weil, Gotshal & Manges LLP dated the Initial Closing Date, substantially in the form attached hereto as Exhibit D.

               (b) The obligation of the Buyers to purchase Option Shares following the Buyer's exercise of the Option is subject to the satisfaction at or prior to the Subsequent Closing of such purchase of each of the following additional conditions:

                        (i) No preliminary or permanent injunction or other
               order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits the purchase of the Option Shares shall be in effect.

                       (ii) (A) The representations and warranties of the
               Company contained in paragraphs 5.1(a), 5.1(b)(i), 5.1(d) and 5.1(e)(iv) shall be true and correct in all material respects on and as of the Subsequent Closing Date, with the same force and effect as though made on and as of the Subsequent Closing Date, and (B) the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                      (iii) (A) The Company shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Subsequent Closing Date, and (B) the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

                       (iv) All consents, approvals, authorizations or permits
               of, actions by, or filings with or notifications to, and all expirations of waiting periods imposed by, any Governmental Authority which are necessary for the consummation of the Option Purchase shall have been fulfilled, occurred or obtained, as applicable, on terms reasonably satisfactory to the Buyer and shall be in full force and effect.

               7.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Initial Closing of each of the following additional conditions:

               (a) No preliminary or permanent injunction or other order issued by any court of competent jurisdiction or by any Governmental Authority nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority which restrains, enjoins or otherwise prohibits any of the Transactions shall be in effect.

               (b) (A) The representations and warranties of the Buyer contained herein shall be true and correct in all material respects on and as of the Initial Closing Date, with the same force and effect as though made on and as of the Initial Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty will be true and correct in all material respects as of such date, and (B) the Company shall have received a certificate signed on behalf of the Buyer by the Managing General Partner of the Buyer to such effect.

               (c) (A) The Buyer shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Initial Closing Date, and (B) the Company shall have received a certificate signed on behalf of the Buyer by the Managing General Partner of the Buyer to such effect.

               (d) The Buyer shall have executed and delivered the Securityholders Agreement.

               (e) The Credit Agreement will be in full force and effect, will not have been breached in any material respect by any of the parties thereto other than the Company, and all of the conditions precedent to the initial borrowings thereunder (other than the receipt by the Company of the proceeds of the issuance of stock pursuant to this Agreement) shall have been satisfied or waived.

               (f) The Stock Purchase Agreement will be in full force and effect and will not have been breached in any material respect by any of the respective parties thereto.


                          ARTICLE VIII INDEMNIFICATION

               8.1. INDEMNIFICATION BY THE COMPANY. Subject to the limitations set forth in Sections 8.6(a) and (b), the Company hereby agrees to indemnify the Buyer and its Affiliates, and each of their respective officers, directors, employees and representatives (each a "BUYER INDEMNIFIED PARTY" and collectively the "BUYER INDEMNIFIED PARTIES") against, and agrees to protect, save and keep harmless the Buyer Indemnified Parties from payment, and hereby assumes liability for the payment, of any and all liabilities (including liabilities for Taxes), obligations, losses, damages, penalties, claims, actions, suits, judgments or settlements of any nature or kind, whether known or unknown, absolute or contingent, accrued or unaccrued, realized or unrealized, direct or indirect, liquidated or unliquidated and including all costs, expenses and disbursements (including reasonable cost of investigation by, and reasonable attorneys', accountants' and expert witnesses' fees and expenses payable to, third parties) (collectively, "LOSS" or "LOSSES"), arising out of, resulting from or in connection with (a) any breach by the Company of a representation or warranty contained herein or in any certificate delivered pursuant to Section
7.1 or (b) any failure by the Company to perform any agreement or covenant contained herein.

               8.2. INDEMNIFICATION BY THE BUYER. Subject to the limitations set forth in Sections 8.6(a) and (b), the Buyer hereby agrees to indemnify the Company and its officers, directors, and employees, and their Affiliates and representatives (each a "COMPANY INDEMNIFIED PARTY" and collectively the "COMPANY INDEMNIFIED PARTIES") against, and agrees to protect, save and keep harmless the Company Indemnified Parties from payment, and hereby assumes liability for the payment, of any or all Losses or Loss arising out of or resulting from (a) any breach by the Buyer of a representation or warranty contained herein or in any certificate delivered pursuant to Section 7.2 or (b) any failure by the Buyer to perform any agreement or covenant contained herein.

               8.3. PROCEDURE FOR GENERAL CLAIMS. (a) GENERAL CLAIMS BY THE BUYER. The Buyer will give prompt written notice to the Company of any claim or event other than a Third Party Claim (as defined in SECTION 8.4) with respect to which the Buyer believe it is or may be entitled to indemnification pursuant to
SECTION 8.1 hereof (a "NOTICE OF CLAIM"), PROVIDED that the failure to provide a Notice of Claim shall not relieve the Company of its obligations under this
Section 8 except to the extent the Company is actually prejudiced thereby. The Notice of Claim will state the nature and basis of such claim or event, the amount thereof to the extent known and the basis of the Buyer's belief that a Buyer Indemnified Party is or may be entitled to indemnification with respect thereto. The Company shall be entitled, at its option, to satisfy its indemnification obligations with respect to any claim under this Section 8.3(a) either (i) in cash, (ii) in shares of Common Stock or (iii) with an Indemnification Note, PROVIDED that as long as any amounts remain outstanding under the Credit Agreement, the Company shall satisfy its indemnity obligations in Common Stock. If the Company elects to satisfy its obligations in shares of Common Stock, the number of shares of Common Stock to be delivered in satisfaction of such indemnification obligation shall be equal to the dollar amount of the Loss or Losses divided by the Fair Market Value per Share as of the date the Notice of Claim is delivered. For the purposes of this Section 8.3(a), the "FAIR MARKET VALUE PER SHARE" shall be the Fair Market Value (as such term is defined in the Securityholders Agreement) per share of Common Stock. If the Company and such Buyer Indemnified Party are unable to reach an agreement on a Fair Market Value per Share within 30 days following the receipt by the Company of the Notice of Claim, the Company and such Buyer Indemnified Party shall engage a nationally-recognized investment banking firm familiar with the oil and gas industry in the Gulf Coast/U.S. Gulf of Mexico and as mutually agreed by them to determine as expeditiously as possible the aggregate fair market value of all outstanding shares of Common Stock as if the entire Company were being sold in a private sale and such aggregate market value for all outstanding shares of Common Stock divided by the number of shares of Common Stock outstanding immediately prior to the issuance of shares under this Section 8.3(a) shall be the Fair Market Value per Share. The fees of such investment banking firm shall be paid by the Company.

               (b) GENERAL CLAIMS BY THE COMPANY. The Company will give prompt written notice to the Buyer with respect to any claim or event with respect to which the Company believes a Company Indemnified Party is or may be entitled to indemnification pursuant to SECTION 8.2 hereof. The notice will state the nature and basis of said claim or event, the amount thereof to the extent known, and the basis of the Company's belief that a Company Indemnified Party is or may be entitled to indemnification with respect thereto.

                     8.4. PROCEDURE FOR THIRD PARTY CLAIMS.

               (a) CLAIMS BY THE BUYER AND THE COMPANY. The Buyer, on behalf of itself or any Buyer Indemnified Party, on the one hand, or the Company, on behalf of itself or any Company Indemnified Party on the other hand (the "INDEMNIFIED PARTY"), will give prompt written notice to the party from whom indemnification is sought (the "INDEMNIFYING PARTY") pursuant to SECTION 8.1 OR
SECTION 8.2 hereof of any and all Losses or Loss arising out of or resulting from any claim, action, suit or proceeding brought by any third party relating to litigation, administrative proceedings or similar actions (collectively, "THIRD PARTY CLAIMS") with respect to which such Indemnified Party believes it is entitled to indemnification hereunder, together with an estimate of the amount in dispute thereunder and a copy of any claim, process, legal pleadings or correspondence with respect thereto received by the Indemnified Party. In connection with any such Third Party Claim, the Indemnifying Party may, at its election and expense, participate in the defense of such Third Party Claim and no such Third Party Claim will be settled without the consent of the Indemnifying Party, which will not be unreasonably withheld. With respect to any Third Party Claim relating solely to the payment of money damages and which will not result in the Indemnified Party becoming subject to injunctive or other equitable relief, within 30 days of receipt of notice of such Third Party Claim, the Indemnifying Party may, by written notice to the Indemnified Party, assume the defense of such Third Party Claim through counsel of its own choosing which is reasonably acceptable to the Indemnified Party, which will not be unreasonably withheld, and with all expenses thereof to be paid by the Indemnifying Party, in which event the Indemnifying Party will control the defense of such Third Party Claim and the Indemnified Party may participate in the defense thereof with all expenses thereof to be paid by such Indemnified Party, PROVIDED that such Indemnified Party will have the right to employ separate counsel to represent such Indemnified Party if, in such Indemnified Party's reasonable judgment, a conflict of interest between the Indemnifying Party and such Indemnified Party exists with respect to such Third Party Claim in which event all reasonable expenses of such separate counsel will be paid by the Indemnifying Party. If the Indemnifying Party fails to assume the defense of such Third Party Claim by delivering a written notice of the Indemnifying Party's intention to assume such defense within 30 days of receipt of the initial notice thereof, or thereafter abandons or fails to diligently pursue such defense, the Indemnified Party may assume such defense. In the event the Indemnifying Party exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Party will cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Party, with all expenses incurred in connection therewith to be paid by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim as provided above, the Indemnifying Party will cooperate with the Indemnified Party in such defense and make available to the Indemnified Party all such records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party, with all expenses incurred in connection therewith to be paid by the Indemnifying Party. Notwithstanding anything in this SECTION 8.4 to the contrary, however, in the event of a claim with respect to which the Indemnifying Party has agreed to assume the defense thereof, the Indemnifying Party will not thereafter be entitled to dispute, and hereby agrees not to dispute, the Indemnified Party's right to indemnification therefor pursuant to SECTION 8.1 or SECTION 8.2 hereof or any subsequent claims of the Indemnified Party with respect to such Third Party Claim.

               (b) SETTLEMENT OR DECISION OF THIRD PARTY CLAIMS. The Indemnifying Party will not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may, in the reasonable judgment of the Indemnified Party, adversely affect the Indemnified Party (including without limitation any settlement or compromise that includes any admission of negligence or other malfeasance on the part of the Indemnified Party). Similarly, no Third Party Claim which is being defended in good faith by the Indemnified Party in accordance with the terms of this Agreement will be settled by the Indemnified Party without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld. Upon the settlement or compromise of any Third Party Claim, the order of a court of competent jurisdiction or arbitrator with respect thereto or the final, non-appealable order of any appellate court with respect thereto, as the case may be, any resulting settlement, award, damages or judgment will be paid (i) in the case of any such Third Party Claim with respect to which the Indemnifying Party is the Buyer, by the Buyer and (ii) in the case of any such Third Party Claim with respect to which the Company is the Indemnifying Party, by the Company.

               8.5.  INDEMNIFICATION MATTERS.  In cases where any
Indemnified Party has made a prior payment with respect to any liability that is the subject of indemnification under SECTION 8.1 OR 8.2 hereof, the Indemnifying Party will also pay interest on such funds at a rate per annum equal to the published prime rate of The Chase Manhattan Bank in effect from time to time during the relevant period, such interest to be due from the date of such prior payment to the date of payment of any such funds by the Indemnifying Party. The parties agree that payments by an

Indemnifying Party made under SECTION 8.1 OR 8.2 hereof will be treated as an adjustment to the Purchase Price for Tax purposes. The provisions of this
Article VII will not be deemed to be a limitation or waiver of any other remedy afforded by law to the Buyer or the Company for indemnification under SECTION
8.1 OR 8.2 hereof.

               8.6.  GENERAL PROVISIONS.

               (a) LIMITATIONS ON INDEMNIFICATION. (i) Notwithstanding anything in this ARTICLE VII to the contrary other than the next succeeding sentence, an Indemnifying Party will be required to indemnify and hold harmless an Indemnified Party under SECTION 8.1 or SECTION 8.2 hereof with respect to any Loss or Losses incurred by any such Indemnified Party only to the extent that the aggregate amount of all Losses of the applicable Indemnified Parties (that is, either the Buyer Indemnified Parties or the Company Indemnified Parties, as the case may be) exceeds $2,000,000 in the aggregate, in which event the Indemnifying Party will only be liable for the excess of such Loss or Losses over $2,000,000. The foregoing limitations will not be applicable to any willful breach by any party of any representation, warranty, covenant or agreement hereunder.

               (ii) With respect to any claim by the Buyer Indemnified Parties, Losses (a) will include any Loss or Losses incurred by the Buyer which arises from or relates to the diminution in the value per share of Common Stock caused by any breach by the Company of a representation or warranty contained herein and (b) will fully take into account the diminution in value of the Company Shares held by the Buyer Indemnified Parties in the aggregate (determined by reference to the number of shares of Common Stock outstanding on a fully diluted basis) resulting from the indemnification payment made by the Company (whether made in cash, in stock or in the form of a note). As an example of the operation of clause (b) of the preceding sentence, if the Losses suffered by the Buyer Indemnified Parties prior to the operation of clause (b) were $100,000 and the Buyer Indemnified Parties in the aggregate owned 90% of the total issued and outstanding Common Stock at the time of delivery of their Notice of Claim, the indemnification payment made by the Company pursuant to this ARTICLE VII would be $1 million (or its equivalent in stock if paid in stock pursuant to Section 8.3). Notwithstanding anything to the contrary in this Section 8.6, for the purpose of determining whether a Loss or Losses to a Buyer Indemnified Party resulting from a diminution in the value per share of Common Stock exceeds $2,000,000, such Loss or Losses shall be measured as the amount of such Loss or Losses without giving effect to clause (b) of this Section 8.6(a)(ii). As an example of the operation of the preceding sentence, total Losses to the Company of $1,800,000 would not be indemnifiable by the Company to the Buyer Indemnified Parties despite the fact that the operation of clause (b) of this Section 8.6(a)(ii) would otherwise have caused the indemnification payment to exceed
$2,000,000.

               (b) TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless an Indemnified Party pursuant to SECTIONS 8.1 AND 8.2 will terminate with respect to any theretofore unasserted claim when the applicable representation or warranty terminates pursuant to SECTION 5.3; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless will not terminate with respect to any item as to which the Person to be indemnified will have, before the expiration of the applicable period, previously made a claim by delivering a notice pursuant to SECTION 8.3 or SECTION 8.4 hereof to the Indemnifying Party.


                            ARTICLE IX MISCELLANEOUS

               9.1. TERMINATION AND ABANDONMENT. (a) GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Initial Closing Date:

                    (i)      by mutual consent of the parties hereto;

                   (ii) by the Buyer or the Company, if any court of competent jurisdiction or any Governmental Authority will have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby or with respect to any of the other Transactions and such order, decree, ruling or other action will have become final and nonappealable; or

               (iii) if the Initial Closing will not have occurred by January 31, 1997, despite the reasonable efforts of the parties hereto to close.

               (b) PROCEDURE UPON TERMINATION. In the event of the termination and abandonment of this Agreement, written notice thereof will promptly be given to the other parties hereto and this Agreement will terminate and the transactions contemplated hereby will be abandoned without further action by any of the parties hereto.

               9.2. FEES AND EXPENSES. If the transactions contemplated hereby are consummated, the Company shall pay all fees and expenses incident to the negotiation, preparation and execution of this Agreement and all other Transaction Documents and consummation of transactions contemplated hereby, including attorneys' fees and expenses and other reasonable out of pocket expenses.

               9.3. TRANSFER TAXES. The Company will be responsible for the payment of any and all sales, use, transfer, recording or similar taxes required to be paid in connection with the consummation of the transactions contemplated by this Agreement.

               9.4. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given (i) when delivered by hand,
(ii) two business days after being mailed, certified or registered mail, return receipt requested, with postage prepaid, (iii) when sent by telegram or telecopy (the receipt of which is confirmed) or (iv) one business day after being sent by Express Mail, Federal Express or other courier service, as follows:

               (a)    if to the Company, to it at:

                             1100 Louisiana, 15th Floor
                             Houston, TX  77002
                             Attention:  Michael V. Ronca
                             Telecopy:        (713) 757-8253

                             with a copy to:

                             Weil, Gotshal & Manges LLP
                             700 Louisiana, Suite 1600
                             Houston, TX  77002
                             Attention: James L. Rice III
                             Telecopy:  713-224-9511

               (b)    if to the Buyer, to it at:

                             475 Steamboat Road
                             Greenwich, Connecticut  06830
                             Attention: William E. Macaulay
                             Telecopy: 203-661-6729

                             with a copy to:

                             Simpson Thacher & Bartlett
                             425 Lexington Avenue
                             New York, NY  10017
                             Attention: Richard Capelouto
                             Telecopy:       212-455-2502

or to such other persons or addresses as any party will specify as to itself by notice in writing to the other parties.

               9.5. BINDING EFFECT; BENEFIT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               9.6. ASSIGNABILITY. Without the prior written consent of the other parties hereto no party to this Agreement may assign any of its or his rights or obligations hereunder to any other person. Notwithstanding the foregoing, the Buyer may assign any of its rights or obligations hereunder to any Affiliate but no such assignment will release the Assignor of any obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns.

               9.7. AMENDMENT AND MODIFICATION; WAIVER. Subject to applicable law, this Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of the parties at any time prior to the Initial Closing Date with respect to any of the terms contained herein. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Initial and the Subsequent Closing hereunder. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other or subsequent breach.

               9.8. SECTION HEADINGS. The section headings contained in this Agreement are inserted for reference purposes only and will not affect the meaning or interpretation of this Agreement.

               9.9. ARBITRATION. Any controversy, dispute or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including without limitation the validity, scope and enforceability of this Section 8.9, may at the election of any of the parties hereto be solely and finally settled by arbitration conducted in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization. Judgement upon any award rendered by the arbitrator(s) may be entered by the State or Federal Court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the others and to the American Arbitration Association ("DEMAND FOR ARBITRATION"). Any Demand for Arbitration pursuant to this Section 8.9 will be made within one year from the date that the dispute upon which the demand is based arose. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

               9.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument.

               9.11. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                            DOMAIN ENERGY CORPORATION



                                    By:  /s/  MICHAEL V. RONCA
                                        Name: Michael V. Ronca
                                        Title: President and Chief Executive
                                               Officer


                                    FIRST RESERVE FUND VII, LIMITED
                                      PARTNERSHIP



                                    By:  FIRST RESERVE CORPORATION,
                                         its managing general partner


                                    By:  /s/  JONATHAN S. LINKER
                                         Name:   Jonathan S. Linker
                                         Title:  Managing Director

                             SCHEDULE 5.1(C)

                               INVESTMENTS

===========================================================================
                     A. TENNECO ENTITIES' SUBSIDIARIES
---------------------------------------------------------------------------
                                      OWNERSHIP INTEREST OF THE
                                      TENNECO ENTITIES IN SUCH
           SUBSIDIARY NAME            SUBSIDIARY
---------------------------------------------------------------------------
Oceana Exploration Company,           Tenneco Ventures
L.C.                                  Corporation 80% - Member
---------------------------------------------------------------------------
Matrix Energy - T Limited             Tenneco Ventures
Partnership                           Corporation 80% - Limited
                                      Partner
---------------------------------------------------------------------------
Tenneco Ventures Finance              Tenneco Ventures
Corporation                           Corporation 100% - Common
---------------------------------------------------------------------------
Tenneco/EnCap Gas Fund                Tenneco Ventures
Partnership                           Corporation 50% - General
                                      Partner
---------------------------------------------------------------------------
Michigan Gas Fund I                   Tenneco Ventures
                                      Corporation 50% - General
                                      Partner
---------------------------------------------------------------------------
New York Gas Fund I                   Tenneco Ventures
                                      Corporation 50% - General
                                      Partner
---------------------------------------------------------------------------
Texas Gas Fund I                      Tenneco Ventures
                                      Corporation 50% - General
                                      Partner
---------------------------------------------------------------------------
Texas Gas Fund II                     Tenneco Ventures
                                      Corporation 50% - General
                                      Partner
===========================================================================

===========================================================================
          B. OTHER INVESTMENTS OF DOMAIN ENERGY CORPORATION, THE
         TENNECO ENTITIES, AND THE TENNECO ENTITIES' SUBSIDIARIES
---------------------------------------------------------------------------
        HOLDER OF INVESTMENT                  NATURE OF INVESTMENT
---------------------------------------------------------------------------
Tenneco Ventures                      19.25% (reducing to 11%) -
Corporation                           indirect interest (through
                                      Michigan Energy
                                      Corporation, LLC and
                                      Michigan Gas Fund I) in
                                      West Shore Processing
                                      Company, LLC
---------------------------------------------------------------------------
Tenneco Ventures                      1% - Class A Member in
Corporation                           Michigan Energy Company,
                                      LLC
                                      26.5% - indirect interest
                                      (through Michigan Gas Fund
                                      I) in Michigan Energy
                                      Company, LLC
---------------------------------------------------------------------------
Tenneco Ventures                      18.8% (reducing to 11%) -
Corporation                           indirect interest (through
                                      Michigan Energy Company,
                                      LLC, West Shore Processing
                                      Company, LLC and Michigan
                                      Gas Fund I) in Basin
                                      Pipeline Company, LLC
---------------------------------------------------------------------------
Tenneco Ventures                      Warrants to acquire 28,350
Corporation                           shares of Common Stock of
                                      Benton Corp.
---------------------------------------------------------------------------
Tenneco Ventures                      63,000 Shares of National
Corporation                           Energy Group Common Stock
---------------------------------------------------------------------------
Tenneco Ventures                      34.65% Class A Member of
Corporation                           Michigan Production
                                      Company, LLC
---------------------------------------------------------------------------
Michigan Gas Fund I                   53% - Class A Member of
                                      Michigan Energy Company,
                                      LLC
===========================================================================

                               SCHEDULE 5.1(d)(ii)

                                  NO CONFLICTS

                                      None.

                               SCHEDULE 5.1(e)(i)

            CAPITAL STOCK OF DOMAIN ENERGY CORPORATION--POST-CLOSING

AUTHORIZED                                ISSUED/OUTSTANDING

20,000 shares of Common Stock             9,519.4717 shares of
                                          Common Stock held by
                                          First Reserve Fund VII,
                                          Limited Partnership

                            SCHEDULE 5.1(e)(ii)(a)

             TENNECO ENTITIES AND TENNECO ENTITIES' SUBSIDIARIES:
                         PRE-CLOSING CAPITAL STRUCTURE

===================================================================================================================
                                                                                PERSONS HOLDING OWNERSHIP
                               AUTHORIZED        ISSUED/OUTSTANDING            INTERESTS AND NATURE OF SUCH
          ENTITY                 SHARES                SHARES                            INTEREST
-------------------------------------------------------------------------------------------------------------------
Tenneco Ventures                   200                  200             Tennessee Gas Pipeline
Corporation                                                             Corporation 100% - Common
-------------------------------------------------------------------------------------------------------------------
Tenneco Gas                        200                  200             Tennessee Gas Pipeline
Production                                                              Corporation 100% - Common
Corporation
-------------------------------------------------------------------------------------------------------------------
Oceana Exploration                 N/A                  N/A             Tenneco Ventures Corporation:
Company, L.C.                                                           80% -  Member

                                                                        Encap Ventures 1993 Limited
                                                                        Partnership 20% - Member
-------------------------------------------------------------------------------------------------------------------
Matrix Energy -                    N/A                  N/A             Tenneco Ventures Corporation 80%
T Limited                                                               - Limited Partner
Partnership
                                                                        Matrix Oil & Gas, Inc. 20% -
                                                                        General Partner
-------------------------------------------------------------------------------------------------------------------
Tenneco Ventures                   200                  200             Tenneco Ventures Corporation
Finance Corporation                                                     100% - Common
-------------------------------------------------------------------------------------------------------------------
Tenneco/EnCap Gas                  N/A                  N/A             Tenneco Ventures Corporation 50%
Fund Partnership                                                        - General Partner

                                                                        EnCap Ventures 1993 Limited
                                                                        Partnership 50% - General
                                                                        Partner

-------------------------------------------------------------------------------------------------------------------
Michigan Gas Fund I                N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                        - General Partner

                                                                        Encap Ventures 1993 Limited
                                                                        Partnership 50% - General
                                                                        Partner
-------------------------------------------------------------------------------------------------------------------
New York Gas Fund I                N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                        - General Partner

                                                                        Encap Ventures 1993 Limited
                                                                        Partnership 50% - General
                                                                        Partner
-------------------------------------------------------------------------------------------------------------------
Texas Gas Fund I                   N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                        - General Partner

                                                                        Encap Ventures 1993 Limited
                                                                        Partnership 50% - General
                                                                        Partner
-------------------------------------------------------------------------------------------------------------------
Texas Gas Fund II                  N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                        - General Partner

                                                                        Encap Ventures 1993 Limited
                                                                        Partnership
                                                                        50% - General Partner
===================================================================================================================

                                     2

                            SCHEDULE 5.1(e)(ii)(b)

             TENNECO ENTITIES AND TENNECO ENTITIES' SUBSIDIARIES:
                        POST-CLOSING CAPITAL STRUCTURE

==================================================================================================================
                                                                               PERSONS HOLDING OWNERSHIP
                               AUTHORIZED       ISSUED/OUTSTANDING            INTERESTS AND NATURE OF SUCH
          ENTITY                 SHARES               SHARES                            INTEREST
------------------------------------------------------------------------------------------------------------------
Tenneco Ventures                   200                 200             Domain Energy Corporation 100% -
Corporation                                                            Common
------------------------------------------------------------------------------------------------------------------
Tenneco Gas                        200                 200             Domain Energy Corporation 100% -
Production                                                             Common
Corporation
------------------------------------------------------------------------------------------------------------------
Oceana Exploration                 N/A                 N/A             Tenneco Ventures Corporation:
Company, L.C.                                                          80% -  Member

                                                                       Encap Ventures 1993 Limited
                                                                       Partnership 20% - Member
------------------------------------------------------------------------------------------------------------------
Matrix Energy - T                  N/A                 N/A             Tenneco Ventures Corporation 80%
Limited Partnership                                                    - Limited Partner

                                                                       Matrix Oil & Gas, Inc. 20% -
                                                                       General Partner
------------------------------------------------------------------------------------------------------------------
Tenneco Ventures                  200                  200             Tenneco Ventures Corporation
Finance Corporation                                                    100% - Common
------------------------------------------------------------------------------------------------------------------
Tenneco/EnCap Gas                 N/A                  N/A             Tenneco Ventures Corporation 50%
Fund Partnership                                                       - General Partner

                                                                       EnCap Ventures 1993 Limited
                                                                       Partnership 50% - General
                                                                       Partner

------------------------------------------------------------------------------------------------------------------
Michigan Gas Fund I               N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                       - General Partner

                                                                       Encap Ventures 1993 Limited
                                                                       Partnership 50% - General
                                                                       Partner
------------------------------------------------------------------------------------------------------------------
New York Gas Fund I               N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                       - General Partner

                                                                       Encap Ventures 1993 Limited
                                                                       Partnership 50% - General
                                                                       Partner
------------------------------------------------------------------------------------------------------------------
Texas Gas Fund I                  N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                       - General Partner

                                                                       Encap Ventures 1993 Limited
                                                                       Partnership 50% - General
                                                                       Partner
------------------------------------------------------------------------------------------------------------------
Texas Gas Fund II                 N/A                  N/A             Tenneco Ventures Corporation 50%
                                                                       - General Partner

                                                                       Encap Ventures 1993 Limited
                                                                       Partnership
                                                                       50% - General Partner
==================================================================================================================

                          SCHEDULE 5.1(e)(iii)

             LIENS IN RESPECT OF THE STOCK OF DOMAIN ENERGY
               CORPORATION, THE TENNECO ENTITIES AND THE
                     TENNECO ENTITIES' SUBSIDIARIES


            Tenneco Ventures Corporation ("TVC") currently receives 80% of the distributions available from Matrix Energy - T Limited Partnership. Following Payout #1, TVC's distribution allocation will decrease to 50%, and following Payout #2, TVC's distribution allocation will decrease to 32.5%. Payout #1 will be achieved after TVC has received cash distributions equal to its contributions plus a 15% rate of return. Payout #2 will be achieved after TVC has received cash distributions equal to its contributions plus a 20% rate of return.

                           SCHEDULE 5.1(e)(v)

         CAPITAL STRUCTURE OF THE COMPANY, THE TENNECO ENTITIES
                 AND THE SUBSIDIARIES--OUTSTANDING RIGHTS

Tenneco Ventures Corporation ("TVC") currently receives 80% of the distributions available from Matrix Energy - T Limited Partnership. Following Payout #1, TVC's distribution allocation will decrease to 50%, and following Payout #2, TVC's distribution allocation will decrease to 32.5%. Payout #1 will be achieved after TVC has received cash distributions equal to its contributions plus a 15% rate of return. Payout #2 will be achieved after TVC has received cash distributions equal to its contributions plus a 20% rate of return.

Subscription Agreement, dated as of December 31, 1996, between First Reserve Fund VII, Limited Partnership, and Domain Energy Corporation.

First Reserve Fund VII, Limited Partnership, as the sole stockholder of the Company as of the date hereof has agreeed with the members of Management that Management will have the right, shortly after the Closing Date, to purchase in the aggregate 480.53 shares of the Company's Common Stock for an aggregate purchase price of $1,514,354.00. To evidenceMichael V. Ronca's rights in that regard, the Company has entered into that certain Management Investor Subscription Agreement, dated as of December 31, 1996, with Michael V. Ronca. The Company will enter into substantially similar agreements shortly after the Closing Date with each of the other members of Management who elect to exercise their respective rights to acquire their pro rata share of the 480.53 shares of Common Stock of the Company.

Subordinated Promissory Note, dated December 31, 1996, by Domain Energy Guarantor Corporation in favor of First Reserve Fund VII, Limited Partnership, which is convertible into 2,539 shares of the Company's Common Stock.

                                 SCHEDULE 5.1(f)

                              FINANCIAL STATEMENTS

                                      None.

                                SCHEDULE 5.1(g)

                     ABSENCE OF CERTAIN CHANGES OR EVENTS

After December 31, 1995, the following series of transactions were entered into by Tenneco Ventures Corporation and its Subsidiaries related to Michigan activities.

CONTRIBUTION AGREEMENT
On March 29, 1996, a Contribution Agreement was executed among Hi P Limited Partnership, Montana BC Limited Partnership, Dwain Immel, Manistee Gas Limited Liability Company ("Manistee"), and Michigan Gas Fund I.

The agreement provided for the formation of Michigan Production Company, LLC ("MPC") and Michigan Energy Company, LLC ("MEC"). Debt owed by Manistee and Basin Pipeline Company, LLC ("Basin") to Michigan Gas Fund I of, collectively, approximately $18.7 million was contributed by Michigan Gas Fund I to MPC and MEC in exchange for substantially all of the assets of Manistee and Basin. Except for approximately $2.6 million, the obligations of Manistee and Basin to repay such debt was forgiven. The $2.6 million of remaining obligation is recourse only to certain property and equipment still owned by Manistee, with a purchase option by MEC.

PARTICIPATION, OWNERSHIP, AND OPERATING AGREEMENT FOR WEST SHORE PROCESSING COMPANY, LLC ("WEST SHORE") On May 2, 1996, the referenced agreement was executed providing for the creation of West Shore and the contribution of $16.7 million of capital by MarkWest Michigan, LLC ("MarkWest") to the activities of West Shore and Basin. In exchange for the contribution, MarkWest earns up to a 60% ownership interest in West Shore and Basin. The capital is primarily dedicated to building pipeline extensions and a processing plant. MPC and Oceana Exploration Company, L.C. have also dedicated present and future gas reserves to West Shore pursuant to a Gas Gathering Treating and Processing Agreement.

BANK OF AMERICA, AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF MAY 2, 1996, AMONG MPC AND MEC, AS THE BORROWERS AND BANK OF AMERICA ILLINOIS, AS THE LENDER Pursuant to the referenced agreement, Bank of America ("Bank") has loaned $11.5 million to MPC and MEC, collectively, secured by the assets of MPC and MEC. Loans are available in excess of $11.5 million (up to $30 million) as additional producing collateral, or other collateral acceptable to the Bank, is provided.

Prior to December 31, 1996, the Bank and the Borrowers will execute amendments to the Credit Agreement releasing Tennessee Gas Pipeline Company and Tenneco Ventures Corporation from certain guaranty obligations.

                              SCHEDULE 5.1(h)(i)

                              TITLE TO PROPERTIES

            Amended and Restated Gathering System Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement from West Shore Processing Company, LLC to Bank of America Illinois.

            Amended and Restated Pipeline Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement from Basin Pipeline Company, LLC to Bank of America Illinois.

            Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production, dated as of June 7, 1996, between Tenneco Ventures Finance Corporation and Murray E. Brasseux, as Trustee.

MICHIGAN TITLE STATUS REPORT


ISLEY#1-22             WI:       BPO        .80            APO        .65

                       NRI:      BPO        .6247453       APO        .5122453

            Well completed and shut-in August 19, 1980. 1994-5 shut-in royalty payments were improperly paid. All but 2 mineral owners accepted shut-in checks and ratified the unit. Russell E. and Robert B. Isley (1/2 interest of 1/4 of unit) refused their checks and refused to ratify the unit.

            Allocated value reduced by 12.5% due to unresolved title defect.


JONSECK#5-2A           WI:       BPO        .6875          APO        .6875

                       NRI:      BPO        .57987292      APO        .57987292

            Well completed and shut-in June 6, 1984. 1994-5 shut-in royalty payments were improperly paid. Several lessors accepted replacement checks and ratified the unit, however mineral owners representing 94% of the unit are either unleased or have filed affidavits terminating their leases.

            Allocated value reduced by 94% due to unresolved title defect.

                               SCHEDULE 5.1(h)(iv)

                                  ENCUMBRANCES

                                      None.

                                 SCHEDULE 5.1(i)

                                ABSENCE OF LIENS

            Amended and Restated Gathering System Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement from West Shore Processing Company, LLC to Bank of America Illinois.

            Amended and Restated Pipeline Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement from Basin Pipeline Company, LLC to Bank of America Illinois.

            Mortgage, Deed of Trust, Indenture, Security Agreement, Financing Statement and Assignment of Production, dated as of June 7, 1996, between Tenneco Ventures Finance Corporation and Murray E. Brasseux, as Trustee.

            Security Agreement by Basin Pipeline Company, LLC in favor of Bank of America Illinois.

            Security Agreement by West Shore Processing Company, LLC in favor of Bank of America Illinois.

                             SCHEDULE 5.1(k)

                                CONTRACTS

            Amended and Restated Credit Agreement, dated as of May 2, 1996 among Michigan Production Company, L.L.C., Michigan Energy Company, L.L.C. and Bank of America Illinois.

            Secured Guaranty, dated as of May 2, 1996, by West Shore Processing Company, LLC in favor of Bank of America Illinois.

            Pledge Agreement, dated as of May 2, 1996, by Tenneco Ventures Corporation in favor of Bank of America Illinois.

            Subordinated Promissory Note, dated December 31, 1996, by Domain Energy Guarantor Corporation in favor of First Reserve Fund VII, Limited Partnership ($8 million).

            Loan Agreement, dated September 29, 1995, between Tenneco/EnCap Gas Fund Partnership and Bank One, Texas, National Association (pro rata portion of $10 million).

            Guaranty, dated September 29, 1995, by Domain Energy Guarantor Corporation (as assignee of Tennessee Gas Pipeline Company), in favor of Bank One, Texas, National Association.

            Pledge Agreement, dated as of May 2, 1996, by West Shore Processing Company, LLC in favor of Bank of America Illinois.

            Credit Agreement, dated as of June 7, 1996, between Tenneco Ventures Finance Corporation and Compass Bank--Houston.

            Credit Agreement, dated June 16, 1992, by and between Tenneco Gas Production Corporation and the Trustees of General Electric Pension Trust.

            Guaranty, dated June 16, 1992, by Tennessee Gas Pipeline Company in favor of General Electric Pension Trust.

            Credit Agreement, dated June 16, 1992, by and between Tenneco Gas Production Corporation and Bankers Trust Company, as Trustee for the GTE Service Corporation Plan for Employees' Pensions.

            Guaranty, dated Juned 16, 1992, by Tennessee Gas Pipeline Company in favor of GTE Service Corporation Plan for Employees' Pensions.

            Credit Agreement, dated June 30, 1993, by and between Tenneco Gas Production Corporation and The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee.

            Guaranty, dated June 30, 1993, by Tennessee Gas Pipeline Company in favor of The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee.

            Credit Agreement, dated December 31, 1994, by and between Tenneco Gas Production Corporation and Trustees of General Electric Pension Trust.

            Credit Agreement, dated December 31, 1994, by and between Tenneco Gas Production Corporation and Bankers Trust Company, as Trustee for the GTE Service Corporation Plan for Employees' Pensions.

            Credit Agreement, dated December 31, 1994, by and between Tenneco Gas Production Corporation and The Delta Master Trust by Harris Trust and Savings Bank, as Directed Trustee.

            Commodity Swap Agreement, dated August 15, 1995, between Enron Capital & Trade Resources Corp. and Tenneco Ventures Corporation.

            Commodity Swap Agreement, dated as of January 12, 1995, between Enron Capital & Trade Resources Corp. and Tenneco Gas Production Corporation.

            Commodity Swap Agreement, dated as of November 19, 1996, between Enron Capital & Trade Resources Corp. and Tenneco Ventures Corporation.

            Commodity Swap Agreement, dated as of December 16, 1996, between Enron Capital & Trade Resources Corp. and Tenneco Ventures Corporation.

            Rabbit Island/Belle Island Letter Agreement, dated May 5, 1993, between Tenneco Ventures Corporation and Benton Oil and Gas Company (00C010014).

            Belle Island/Rabbit Island Purchase and Participation Agreement, dated June 30, 1993, between Tenneco Ventures Corporation and Benton Oil and Gas Company (00C010014-A).

            Texaco Rabbit Island Exploration Agreement, dated September 10, 1992, between Texaco E & P Inc. and Benton Oil and Gas Company (00C010014-B).

            Rabbit Island Gas Purchase Agreement, dated March 1, 1995, between Texaco Natural Gas Inc. and Tenneco Ventures Corporation (00C010014-G)

            Rabbit Island Production Handling Agreement, dated March 10, 1995, between Texaco E & P Inc. and Tenneco Ventures Corporation (00C010014-K)

            Global Settlement Agreement, dated February 22, 1994, between the State of Louisiana and Texaco E & P Inc. (00C010014-L).

            Texaco Gas Purchase Agreement, dated April 1, 1996, between Texaco Natural Gas Inc. and Tenneco Ventures Corporation (00C010014-O).

            Shell Offshore Letter Agreement, dated April 2, 1996, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010014-P).

            Rabbit Island Crude Oil Contract, dated April 1, 1996, between Tenneco Ventures Corporation and Texon Corporation (00C010014-Q).

            Rabbit Island Settlement and Release Agreement, dated December 2, 1996, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010014-
R).

            Gas Purchase and Sales Agreement, dated April 1, 1996, between Tenneco Ventures Corporation and Tenneco Energy Marketing Company (00C010035-A).

            Cox & Perkins/Acquisition Agreement, dated May 19, 1994, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00C010048).

            College Point Letter of Intent, dated June 10, 1994, between Linder Energy Company and Tenneco Ventures Corporation (00C010055).

            College Point Purchase and Participation Agreement, dated July 27, 1994, between Linder Energy Company and Tenneco Ventures Corporation (00C010055-A).

            College Point Joint Operating Agreement, dated July 27, 1994, between Linder Energy Company and Tenneco Ventures Corporation (00C010055-B).

            College Point Gas Purchase Contract, dated December 1, 1994, between Linder Energy Company and Louisiana Gas Marketing Co. (00C010055-C).

            College Point Prospect Sale Agreement, dated July 15, 1993, between Basin Exploration, L.L.C. and Linder Oil Company (00C010055-D).

            College Point Joint Operating Agreement - TR 33, dated January 10, 1996, between Linder Oil Company and the State of Louisiana (00C010055-E).

            Pennzoil Acquisition Agreement, dated November 23, 1994, between Pennzoil and Tenneco Ventures Corporation (00C010087).

            Eugene Island 372 Joint Operating Agreement, dated June 1, 1978, between Unocal Corporation and Pennzoil (00C010088).

            Eugene Island 372 Subsurface Agreement, dated September 29, 1987, between Unocal and Union Texas Petroleum Corporation (00C010088-A).

            Eugene Island 372 Crude Oil Purchase Agreement, dated January 23, 1995, between Tenneco Ventures Corporation and Texon Corporation (00C010088-B).

            High Island III Joint Operating Agreement, dated August 1, 1973, between Texaco E & P Inc. and Tenneco Ventures Corporation (00C010090).

            High Island III 110/111 Unit Operating Agreement, dated October 1, 1974, between Continental Oil Co. and Atlantic Richfield Co., et al. (00C010090-A).

            High Island 110/111 Gas Balancing Agreement, dated January 2, 1978, between Continental Oil Company and Atlantic Richfield Co., et al. (00C010090-B).

            High Island 110/111 Platform Agreement, dated April 1, 1983, between Getty Oil Company and Superior Oil Company, et al. (00C010090-C).

            High Island 110/111 Barracuda Gas Processing Agreement, dated November 1, 1984, between Gulf Oil Corporation and Shell Western E & P Inc. (00C010090-D).

            High Island 110/111 Gas Settlement Agreement, dated May 19, 1994, between Texaco E & P Inc. and Pennzoil (00C010090-E).

            Sonat/Tenneco Ventures Corporation Interest Exchange and Production Acquisition Agreement, dated May 1, 1995, between Sonat Exploration Company, Inc. and Tenneco Ventures Corporation (00C010090-F).

            High Island 110/111 Seismic License Agreement, dated September 14, 1995, between Datatel, Inc. and Tenneco Ventures Corporation (00C010090-G).

            High Island 547 Joint Operating Agreement, dated July 1, 1974, between Texaco E & P Inc. and Pennzoil (00C010092).

            High Island 548 Platform Facility Agreement, dated January 7, 1977, between Texaco Inc. - New Orleans, Louisiana (00C010092-A).

            High Island 547 Gas Balancing Agreement, dated October 11, 1985, between Texaco Inc. and Pennzoil, et al. (00C010092-B).

            High Island 547 Farmout Agreement to Samedan Oil Corporation, dated August 4, 1992, between Texaco E & P Inc. et al. and Samedan Oil Corporation (00C010092-C).

            High Island 548 Joint Operating Agreement, dated July 1, 1974, between Texaco E & P Inc. and Pennzoil (00C010093).

            High Island 548 Platform Facility Agreement, dated January 7, 1977, between Texaco Inc. - New Orleans, Louisiana and Pennzoil, et al. (00C010093-A).

            High Island 548 Gas Balancing Agreement, dated October 11, 1985, between Texaco Inc. - New Orleans, Louisiana and Pennzoil Producing Co., et al. (00C010093-B).

            High Island 548 Farmout Agreement to Samedan Oil Corporation, dated August 4, 1992, between Texaco E & P Inc., et al. and Samedan Oil Corporation (00C010093-C).

            High Island 548 Farmout Agreement, dated July 14, 1995, between Tenneco Ventures Corporation and Samedan Oil Corporation (00C010093-D).

            High Island 570 Joint Operating Agreement, dated January 1, 1980, between Exxon Corporation and Pennzoil (00C010094).

            High Island Pipeline Joint Operating Agreement, dated February 18, 1994, between Amoco Pipeline Company and Tenneco Ventures Corporation (00C010094-B).

            High Island 570 Crude Oil Purchase Agreement, dated December 21, 1995, between Amoco Pipeline Company and Tenneco Ventures Corporation (00C010094-B).

            Main Pass 74 Unit Order Agreement, dated February 22, 1988, between Exxon Corporation and Texaco Inc., et al. (00C010095).

            Main Pass 74 Unit Operating Agreement, dated February 22, 1988, between Exxon Corporation and Texaco Inc. et al. (00C010095-A).

            Main Pass 75 Joint Operating Agreement, dated February 1, 1971, between Texaco E & P Inc. and Tenneco Oil Company (00C010095-B).

            Main Pass 74/75 Crude Oil Purchasing Contract, dated January 20, 1995, between Tenneco Ventures Corporation and Texon Corporation (00C010095- C).

            Main Pass 74 Seismic Data Option Agreement, dated July 25, 1995, between Seismic Resources Inc. and Tenneco Ventures Corporation (00C010095-E).

            Matagorda 519 Joint Operating Agreement, dated December 1, 1974, between Amoco Production Company and Pennzoil (00C010096).

            Matagorda 519 Unitization Order Agreement, dated August 1, 1984, between Amoco Production Company and Pennzoil (00C010096-A).

            Matagorda 519 Unit Joint Operating Agreement, dated August 1, 1984, between Amoco Production Company and Pennzoil (00C010096-B).

            Matagorda 519 Unit Order Pooling Agreement, dated July 8, 1991, between the State of Texas and Amoco Production Company (00C010096-C).

            West Cameron 352 Joint Operating Agreement, dated December 1, 1974, between Mobil Oil Corporation and Pennzoil (00C010099).

            West Cameron 352 Platform Utility Agreement, dated July 15, 1977, between Mobil Oil Corporation and Pennzoil (00C010099-A).

            West Cameron 343/352 Gas Balancing Agreement, dated December 13, 1979, between Mobil Oil E & P Southeast Inc. and Pennzoil (00C010099-B).

            West Cameron 352 Production Facility Agreement, dated August 27, 1994, between Sonat Exploration Company, Inc. and Pennzoil, et al. (00C010099-C).

            West Cameron 409, Island Operating Agreement, dated February 17, 1995, between Island Operating Company, Inc. and Tenneco Ventures Corporation (00C010122).

            West Cameron 409, Conoco Inc. Purchase and Sale Agreement, dated May 31, 1995, between Conoco, Inc. and Tenneco Ventures Corporation (00C010122-A).

            West Cameron 409 Joint Operating Agreement, dated June 1, 1995, between Matrix Oil & Gas Inc. and Tenneco Ventures Corporation (00C010122-B).

            West Cameron 409 Transportation Agreement, dated February 1, 1995, between Texas Eastern Transmission, Inc. and Tenneco Ventures Corporation (00C010122-C).

            West Cameron 409 Gas Gathering Agreement, dated September 16, 1996, between Tenneco Offshore Gathering and Tenneco Ventures Corporation (00C010122-D).

            Matrix Oil & Gas Production Acquisition and Exchange Agreement, dated April 1, 1995, between Tenneco Ventures Corporation and Matrix Oil & Gas Inc. (00C010123).

            Matrix Energy-T Ltd. Partnership Agreement, dated May 11, 1995, between Matrix Oil & Gas Inc. and Tenneco Ventures Corporation (00C010123-A).

            West Cameron 192/193 Joint Operating Agreement, dated May 18, 1993, between Matrix Oil & Gas Inc. and Santa Fe Minerals Inc. (00C010125).

            West Cameron 192/193 Gas Purchase Agreement, dated April 1, 1995, between Matrix Oil & Gas Inc. and Associated Gas Services Inc. (00C010125-A).

            West Cameron 192/193 Transportation Agreement, dated August 13, 1993, between Matrix Oil & Gas Inc. and Tennessee Gas Pipeline Company (00C010125-B).

            West Cameron 192/193 Crude Oil Purchase Agreement, dated August 13, 1993, between Matrix Oil & Gas Inc. and Conoco Inc. (00C010125-C).

            West Cameron 192/193 Oil Transportation Agreement, dated April 1, 1993, between Matrix Oil & Gas Inc. and Tennessee Gas Pipeline Company (00C010125-D).

            West Cameron 192/193 Grande Chenier Joint Operating Agreement, dated January 17, 1963, between Conoco Inc. and Santa Fe Minerals Inc. (00C010125-E).

            West Cameron 601 Joint Operating Agreement, dated July 15, 1992, between Matrix Oil & Gas Inc. and Trade & Development Corporation (00C010126).

            West Cameron 601 Transportation Agreement, dated November 21, 1992, between ANR Pipeline Company and Trade & Development Corporation (00C010126-A).

            West Cameron 601 Liquids Transportation Agreement, dated August 1, 1992, between Tennessee Gas Pipeline Company and Trade & Development Corporation (00C010126-B).

            West Delta 30 PSA Product Acquisition Agreement, dated August 10, 1995, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010136).

            West Delta 30 Exploration Agreement, dated August 11, 1995, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010136-A).

            West Delta 30 "E" Platform Lease Agreement, dated August 2, 1994, between Exxon Company, USA and Shell Offshore Inc. (00C010136-AA).

            West Delta 30 Vessel Services Agreement, dated December 5, 1995, between Seneca Resources Corporation and Tenneco Ventures Corporation (00C010136-AB).

            West Delta 30 Telecom Lease Agreement, dated December 18, 1995, between Exxon Company, USA and Tenneco Ventures Corporation (00C010136-AC).

            West Delta 30 - Seneca Joint Operating Agreement, dated September 1, 1995, between Seneca Resources Corporation and Tenneco Ventures Corporation (00C010136-AD).

            West Delta 30 - New Squel Joint Operating Agreement, dated April 2, 1996, between Exxon Corporation and Tenneco Ventures Corporation (00C010136-AE).

            West Delta 30 Facility Agreement, dated August 11, 1995, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010136-B).

            West Delta 30 Facility Agreement, dated August 28, 1995, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010136-C).

            West Delta 30 Facility Agreement, dated August 28, 1995, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010136-D).

            West Delta 30 Agreement, dated August 28, 1995, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C01036-E).

            West Delta 30 Squel Joint Operating Agreement (old), dated April 20, 1950, between Humble Oil & Refining Co. and Shell Oil Company (00C01036-F).

            West Delta 30 Quarters Joint Operating Agreement, dated July 1, 1962, between Humble Oil & Refining Company and Shell Oil Company (00C01036-G).

            West Delta 30 Facility Agreement, dated February 1, 1963, between Humble Oil & Refining Company and Shell Oil Company (00C010136-H).

            West Delta 30 Gas Gathering Agreement, dated February 1, 1963, between Humble Oil & Refining Company and Shell Oil Company (00C010136-I).

            West Delta 30 Gas Gathering Agreement, between Humble Oil & Refining Company and Shell Oil Company (00C010136-J).

            West Delta 30 Gas Gathering Agreement, dated February 1, 1963, between Humble Oil & Refining Company and Shell Oil Company (00C010136-K).

            West Delta 30 Gas Gathering Agreement, dated February 6, 1968, between Humble Oil & Refining Company and Shell Oil Company (00C010136-L).

            West Delta 30 Gas Gathering Agreement, dated February 6, 1968, between Humble Oil & Refining Company and Shell Oil Company (00C010136-M).

            West Delta 30 Miscellaneous Agreement, between Shell Offshore Inc. and Tenneco Ventures Corporation (00C010136-N).

            West Delta 30 Miscellaneous Agreement, dated January 29, 1981, between Shell Offshore Inc. and Transco Exploration Company (00C010136-O).

            West Delta 30 Miscellaneous Agreement, dated September 3, 1993, between Shell Offshore Inc. and Exxon Company, USA (00C010136-P).

            West Delta 30 Miscellaneous Agreement, dated August 1, 1986, between Shell Offshore Inc. (00C010136-Q).

            West Delta 30 Miscellaneous Agreement, dated March 6, 1967, between Shell Offshore Inc. and Humble Oil & Refining Company (00C010136-R).

            West Delta 30 Miscellaneous Agreement, dated January 1, 1994, between Shell Offshore Inc. and Exxon Corporation (00C010136-S).

            West Delta 30 GRA SU Joint Operating Agreement, dated November 1, 1966, between Shell Oil Company and Humble Oil & Refining Company (00C010136-T).

            West Delta 30 C-3 RB1 SU Joint Operating Agreement, dated October 15, 1976, between Shell Oil Company and Exxon Corporation (00C010136-U).

            West Delta 30 C-4 RQ SU Joint Operating Agreement, dated March 1, 1969, between Shell Oil Company and Humble Refining & Oil Company (00C010136-V).

            West Delta 30 I RA SU Joint Operating Agreement, dated March 1, 1970, between Shell Oil Company and Humble Refining & Oil Company (00C010136-W).

            West Delta 30 I-1 RA SU Joint Operating Agreement, dated June 1, 1970, between Shell Oil Company and Humble Refining & Oil Company (00C010136-X).

            West Delta 30 I-2 RA SU Joint Operating Agreement, dated October 1, 1969, between Shell Oil Company and Humble Refining & Oil Company (00C010136-Y).

            West Delta 30 Crude Oil Purchase Agreement, dated September 20, 1995, between Texon Corporation and Tenneco Ventures Corporation (00C010136-Z).

            Wasson Purchase and Sale Agreement, dated June 27, 1996, between Kerr McGee Corporation - E & P and Tenneco Ventures Corporation (00C010184).

            Wasson "A" Joint Operating Agreement, dated January 20, 1938, between Shell Western E & P, Inc. and Tenneco Ventures Corporation (00C010184-A).

            Wasson "B" Joint Operating Agreement, dated September 26, 1938, between Shell Western E & P, Inc. and Tenneco Ventures Corporation (00C010184-B).

            Unit Order Agreement, Denver Unit, dated January 1, 1964, between Shell Western E & P, Inc. and Tenneco Ventures Corporation (00C010184-C).

            Unit Joint Operating Agreement, Denver Unit, dated February 1, 1964, between Shell Western E & P, Inc. and Tenneco Ventures Corporation (00C010184-D).

            Cornell Unit Order Agreement, dated February 1, 1965, between Exxon Company USA and Tenneco Ventures Corporation (00C010184-E).

            Cornell Unit Joint Operating Agreement, dated April 1, 1981, between Exxon Company USA and Tenneco Ventures Corporation (00C010184-F).

            Wasson CO2 Purchase and Sale Agreement, dated June 11, 1985, between Shell Western E & P, Inc. and Tenneco Ventures Corporation (00C010184-G).

            Wasson In-Kind CO2 Supply Agreement, dated June 14, 1985, between Exxon Corporation and Tenneco Ventures Corporation (00C010184-H).

            Cornell Unit CO2 Pipeline Joint Operating Agreement, dated November 6, 1985, between Exxon Company USA and Tenneco Ventures Corporation (00C010184-I).

            Wasson Unit Line Injection Joint Operating Agreement, dated December 29, 1988, between Exxon Company USA and Shell Western E & P Inc. (00C010184-J).

            Wasson - Willard Plant Processing Agreement, dated November 21, 1989, between Atlantic Richfield Company and Tenneco Ventures Corporation (00C010184-K).

            Wasson - Cornell Exchange Agreement, dated July 12, 1990, between Kerr McGee Corporation - E & P and Cornell Production Company (00C010184-L).

            Cornell Unit - Purchases of WI Agreement, dated August 15, 1990, between Kerr McGee Corporation - E & P and James M. Milligan, et al. (00C010184-M).

            Cornell Unit - Surface Deeds Agreement, dated September 25, 1991, between Exxon Corporation and Various Surface Owners (00C010184-N).

            Cornell Unit - Water Rights Agreement, dated February 1, 1965, between M M Cattle Company, et al. and Cornell Oil Company (00C010184-O).

            Cornell - Crude Oil Purchase Agreement, dated July 22, 1996, between Tenneco Ventures Corporation and Texon Corporation (00C010184-P).

            Wasson - Pitcairn/Flag Redfern Production Acquisition Agreement, dated June 2, 1983, between Pitco and Flag-Redfern Oil Company (00C010184-Q).

            Certificate of Financial Responsibility, dated April 22, 1996, between Minerals Management Service and Matrix Oil & Gas Inc. (00C010187).

            Gas Purchase and Sales Agreement/HPL, dated August 1, 1994, between Cox & Perkins Exploration, Inc. and Houston Pipe Line Company (00M000002).

            Gas Processing Agreement/Warrior, dated February 22, 1992, between Cox & Perkins Exploration, Inc. and Associated Natural Gas, Inc. (00M000002-A).

            Gas Purchase and Sales Agreement/Centana, dated February 1, 1996, between Cox & Perkins Exploration, Inc. and Centana Gathering Company (00M000007).

            Gold-Zapp Mollnar Unit #1 Order Agreement, dated August 21, 1995, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000040).

            Runnells #1 Gas Unit Order Agreement, dated February 5, 1996, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000052).

            Lange-Boatright #1 Gas Unit Order Agreement, dated January 22, 1996, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000053).

            Lange #1 Gas Unit Order Agreement, dated February 7, 1996, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000054).

            Johnnie Mae #1 Gas Unit Order Agreement, dated February 6, 1996, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000055).

            Lutringer #1 Gas Unit Order Agreement, dated February 23, 1996, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000056).

            Lange Runnels No. 1 Unit Order Agreement, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000059).

            Swanson-Meek No. 1 Gas Unit Order Agreement, dated May 6, 1996, between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation (00U000062).

            General Electric Pension Trust Agreement, dated June 16, 1992, between General Electric Pension Trust and Tenneco Ventures Corporation (01C010002).

            General Electric Pension Trust Agreement (D/T Mtg.), dated April 5, 1993, between General Electric Pension Trust and Tenneco Ventures Corporation (01C010002-A).

            Tenngasco Gas & Sales Purchase Agreement #4332, dated March 1, 1993, between Tenneco Gas Production Corporation and Tenngasco Corporation (01C010011).

            Tenngasco (General Electric) TGPC Gas Sales Agreement, dated March 1, 1993, between Tenneco Gas Production Corporation and Tenngasco Corporation (01C010012).

            Delta Master Trust Agreement, dated June 30, 1993, between Delta Air Lines Pension and Tenneco Gas Production Corporation (01C010031).

            MMS R-O-W-Surety Bond number 71S33123-02-95 in the amount of $300,000 issued in connection with all OCS ROWS leases located in Areawide Gulf, effective as of February 13, 1995.

            MMS Lease Development Surety Bond number 71S33123-03-95 in the amount of $500,000 issued in connection with the OCS-G 3282 lease located in WC 409, effective as of April 24, 1995.

            MMS Lease Development Surety Bond number 71S33123-04-95 in the amount of $500,000 issued in connection with the OCS-G 4565 lease located in GA 303, effective as of April 24, 1995.

            MMS Lease Development Surety Bond number 71S33123-05-95 in the amount of $500,000 issued in connection with the OCS-G 6010 lease located in MU 846, effective as of April 24, 1995.

            MMS Lease Development Surety Bond number 71S33123-06-95 in the amount of $500,000 issued in connection with the OCS-G 6011 lease located in MU 847, effective as of April 24, 1995.

            MMS Areawide Development Surety Bond number 71S33123-02-96 in the amount of $3,000,000 issued in connection with certain offshore leases located in Areawide Gulf, effective as of January 16, 1996.

            MMS Supplemental Surety Bond numbers B05833, B05834 - NCX in the amount of $550,000 issued in connection with the OCS-G 4591/3485 leases located in HI 282/285, effective as of March 27, 1996.

            MMS Supplemental Surety Bond number 71S33123-03-96 in the amount of $1,500,000 issued in connection with the OCS-G 2857 lease located in EC 042, effective as of May 24, 1996.

            MMS Supplemental Surety Bond number 71S33123-05-96 in the amount of $1,900,000 issued in connection with the OCS-G 2127 lease located in EC 033, effective as of May 24, 1996.

            MMS Supplemental Surety Bond number 71S33123-06-96 in the amount of $450,000 issued in connection with the OCS-G 4565 lease located in GA 303, effective as of May 24, 1996.

            State of Michigan Well Bond number 71S33123-07-96 in the amount of $250,000 issued in connection with certain Michigan blanket well leases, effective as of August 23, 1996.

            Contribution Agreement dated March 29, 1996 among Hi P Limited Partnership, Montana BC Limited Partnership, Dwain Immel, Manistee Gas Limited Liability Company, and Michigan Gas Fund I.

            Gas Gathering, Treating and Processing Agreement dated May 2, 1996 between Oceana Exploration Company, LC (formerly Oceana Adquisition Company, L.L.C.) and West Shore Processing Company, LLC.

            Letter Agreement dated May 2, 1996 between Oceana Exploration Company, LC (formerly Oceana Acquisition Company, L.L.C.) and MarkWest Michigan, LLC regarding certin drilling obligations.

            Belle Isle Joint Operating Agreement, dated as of January 1, 1991 by and between Texaco Exploration and Production, Inc. and Benton Oil and Gas Company.

            Apache Belle Isle Joint Operating Agreement, dated January 1, 1993 by and between Apache Corporation and Tenneco Ventures Corporation.

            Suemauer Joint Operating Agreement, dated February 1, 1992 by and between Suemaur Exploration, Inc. and Tenneco Ventures Corporation.

            College Point Joint Operating Agreement, dated July 27, 1994 by and between Linder Energy Company and Tenneco Ventures Corporation.

            Pistol Pete/St. Mary Operating Company Joint Operating Agreement, dated July 20, 1995 by and between St. Mary Operating Company and Tenneco Ventures Corporation.

            Mustang Joint Operating Agreement, dated August 12, 1995 by and between Wiser Oil Company, Inc. and Tenneco Ventures Corporation.

            Bevo Joint Operating Agreement, dated November 28, 1994 by and between Wiser Oil Company, Inc. and Tenneco Ventures Corporation.

            Bevo/Son of Bevo Joint Operating Agreement, dated October 15, 1962 by and between Exxon Corporation and Allstate Insurance Company.

            Bevo (104-J) Joint Operating Agreement, dated October 1, 1995 by and between Tenneco Ventures Corporation and Brigham Oil & Gas, L.P.

            Eugene Island 372 Joint Operating Agreement, dated June 1, 1978 by and between Unocal Corporation and Pennzoil.

            Linder Oil Joint Operating Agreement, dated July 27, 1994 by and between Linder Energy Company and Tenneco Ventures Corporation.

            Pistol Pete/St. Mary Operating Company Joint Operating Agreement, dated July 20, 1995 by and between St. Mary Operating Company and Tenneco Gas Production Corporation.

            Mustang Joint Operating Agreement, dated August 12, 1996 by and between Wiser Oil Company, Inc. and Tenneco Ventures Corporation.

            Bevo Joint Operating Agreement, dated November 28, 1994 by and between Wiser Oil Company, Inc. and Tenneco Ventures Corporation.

            Bevo/Son of Bevo Joint Operating Agreement, dated October 15, 1962 by and between Exxon Corporation and UMC Petroleum Corporation.

            Brigham et al. Joint Operating Agreement, dated October 1, 1995 by and between Tenneco Gas Production Corporation and Brigham Oil & Gas, L.P.

            Bevo/Son of Bevo Joint Operating Agreement, dated October 15, 1962 by and between Exxon Corporation.

            Brigham et al. Joint Operating Agreement, dated October 1, 1995 by and between Tenneco Gas Production Corporation and Brigham Oil & Gas, L.P.

            Sooner Joint Operating Agreement, dated May 1, 1996 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Bevo/Son of Bevo Joint Operating Agreement, dated October 15, 1962 by and between Exxon Corporation.

            Brigham et al. Joint Operating Agreement, dated October 1, 1995 by and between Tenneco Gas Production Corporation and Brigham Oil & Gas, L.P.

            Sooner Joint Operating Agreement, dated May 1, 1996 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Paladin Prospects Joint Operating Agreement, dated May 1, 1995 by and between Gecko, Inc. and Tenneco Gas Production Corp. II.

            Estacado Joint Operating Agreement, dated May 15, 1995 by and between Gecko, Inc. and Tenneco Gas Production Corp. II.

            Kenedy Ranch Joint Operating Agreement, dated February 1, 1996 by and between Hunt Petroleum Corporation and Tenneco Gas Production Corp. II.

            Texaco Rabbit Island Exploration Agreement, dated September 10, 1992 by and between Texaco E&, Inc. and Benton Oil and Gas Company.

            Texaco Belle Isle Exploration Agreement, dated March 5, 1992 by and between Texaco Exploration and Production, Inc. and Benton Oil and Gas Company.

            Suemaur Exploration Agreement, dated January 1, 1995 by and between Tenneco Ventures Corporation and Suemaur Exploration, Inc.

            McCaskill Geophysical Exploration Agreement, dated August 15, 1995 by and between Suemaur Exploration, Inc. and Tenneco Ventures Corporation.

            Brigham Oil & Gas, L.P. Exploration Agreement, dated July 1, 1994 by and between Brigham Oil & Gas, L.P. and Tenneco Ventures Corporation.

            Mustang Exploration Agreement, dated December 15, 1994 by and between Brigham Oil & Gas, L.P. and Tenneco Ventures Corporation.

            Bevo Geophysical Exploration Agreement, dated July 15, 1994 by and between Brigham Oil & Gas, L.P. and Tenneco Ventures Corporation.

            Energy Investments Exploration Agreement, dated March 1, 1995 by and between Energy Investments Company, Inc. and Tenneco Ventures Corporation.

            West Delta 30 Exploration Agreement, dated August 11, 1995 by and between Seneca Resources Corporation and Tenneco Ventures Corporation.

            Mobil 864 Exploration Agreement, dated February 27, 1990 by and between Atlantic Richfield and BG Exploration America, Inc.

            Brigham Oil & Gas, L.P. Exploration Agreement, dated July 1, 1994 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Mustang Exploration Agreement, dated December 15, 1994 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Bevo Geophysical Exploration Agreement, dated July 15, 1994 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Araxas Exploration Agreement, dated August 1, 1994 by and between Araxas Exploration Inc. and Tenneco Ventures Corporation.

            Son of Bevo Geophysical Exploration Agreement, dated March 1, 1995 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Sooner Exploration Agreement, dated March 1, 1995 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Brigham Oil & Gas, L.P. Exploration Agreement, dated March 1, 1995 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corporation.

            Sooner Exploration Agreement, dated March 1, 1995 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corp. II.

            Lumberjack Brigham Geophysical Exploration Agreement, dated March 1, 1995 by and between Brigham Oil & Gas, L.P. and Tenneco Gas Production Corp. II.

            West Delta 30 Exploration Agreement, dated August 11, 1995 by and between Seneca Resources Corporation and Tenneco Ventures Corporation.

            Vastar Resources Unit Operating Agreement, dated August 4, 1994 by and between Vastar Resources, Inc. and Tenneco Ventures Corporation.

            Belle Isle/Rabbit Island Purchase and Participation Agreement, dated June 30, 1993 by and between Tenneco Ventures Corporation and Benton Oil & Gas Company.

            Cox & Perkins/Aquisition Purchase and Participation Agreement, dated May 19, 1994 by and between Cox & Perkins Exploration, Inc. and Tenneco Ventures Corporation.

            College Point Purchase and Participation Agreement, dated July 27, 1994 by and between Linder Energy Company and Tenneco Ventures Corporation.

            College Point Purchase and Participation Agreement, dated July 27, 1994 by and between Linder Energy Company and Tenneco Ventures Corporation.

            Kenedy Ranch Purchase and Participation Agreement, dated June 1, 1995 by and between Output Exploration Company, Inc. and Tenneco Gas Production Corp. II.

                                SCHEDULE 5.1(m)

                                  LITIGATION
PLAINS RESOURCES:
            A settlement has been reached in a lawsuit between Nicklos Drilling Company and Plains Resources et. al. The lawsuit stemmed from costs incurred when drillpipe was stuck in the Boagni #1 well, which led to a total loss of the wellbore, necessitating a redrill of the well. Tenneco Ventures' share of the settlement, which includes Joint Interest Billings and legal costs, is $230,000. This settlement will be paid in January of 1997.

GECKO:
            In late 1995, three employees of a storage tank rental firm were killed while cleaning out one of their tanks that had previously been used on a location in which Tenneco Ventures had a working interest. The problem stemmed from the employees having been exposed to Hydrogen Sulfide (H2S). According to the operator of the well, Gecko Operating, the tank was tested prior to being moved from a well site and found to be free of any H2S contamination. The source of the H2S was traced to wash water utilized by the employees in their own yard. The water had reportedly been taken from a different tank in their yard and neither the source water nor the tank water was connected in any way to Gecko's operations. Despite this background, Tenneco Ventures has received word that a lawsuit is being filed against Gecko which could subsequently expose Tenneco Ventures' to the litigation. The potential liability of Tenneco Ventures, if any, is unknown.

WEST DELTA 30:
            Tenneco Ventures has been advised that legal action is being pursued by an individual as a result of injuries sustained while working at a platform on the West Delta 30 block. The potential liability of Tenneco Ventures, if any, is unknown.

MUSTANG ISLAND 847:
            In the Fall of 1995, a helicopter pilot under contract to OCS, Tenneco Ventures' contract operator for the field, inadvertently stepped off into a stairwell while tying down his aircraft on the B platform at Mustang Island 847. The pilot reportedly received minor cuts, bruises and contusions, was held overnight at a hospital for observation, and released. To Tenneco Ventures' knowledge, no claims have been made or are pending relating to this incident, which is being identified as the only known injury sustained on a property operated by Tenneco Ventures.

WEST COTE BLANCHE BAY
            Tenneco Ventures and Tenneco Gas Production Corporation ("TGPC") have 7.19889% and 3.59890% working interests, respectively, in West Cote Blanche Bay. In connection with those interests, Tenneco Ventures and TGPC are alleged by Texaco Exploration and Production, Inc. ("Texaco") to owe a portion of $1.3 million, which represents total debt outstanding to Texaco from Benton Oil and Gas Company of Louisiana, Tenneco Ventures and TGPC. Texaco has indicated that it will pursue all available remedies to collect amounts owing. Management believes that the likely exposure of Tenneco Ventures and TGPC does not exceed $175,000, and efforts are underway with Texaco to resolve this dispute.

                                SCHEDULE 5.1(o)

                   EMPLOYMENT AGREEMENTS AND RELATED MATTERS


            1996 Stock Purchase and Option Plan for Key Employees of Domain Energy Corporation and Affiliates.

                                 SCHEDULE 5.1(p)

                        LICENSES AND GOVERNMENT APPROVALS

                                      None.

                                SCHEDULE 5.1(r)

                         TRANSACTIONS WITH AFFILIATES

            Employment Agreement, dated as of December 31, 1996, between Domain Energy Corporation and Michael V. Ronca.

            Gas Purchase and Sales Agreement effective April 1, 1996, by and between Tenneco Energy Marketing Company and Tenneco Ventures Corporation.

            Gas Purchase and Sales Agreement effective March 1, 1993, between Tenngasco Corporation and Tenneco Gas Production Corporation.

            Guaranty by Tennessee Gas Pipeline Company in favor of Bank of America Illinois.

            Guaranty by Tennessee Gas Pipeline Company, dated September 29, 1995, in favor of Bank One, Texas, National Association.

            Guaranty by Tennessee Gas Pipeline Company, dated December 29, 1994, in favor of Pennzoil.

                                SCHEDULE 5.1(t)

                                 LABOR MATTERS

            Employment Agreement, dated as of December 31, 1996, between Domain Energy Corporation and Michael V. Ronca.

                                 SCHEDULE 5.1(u)

                                   TAX MATTERS

                                      None.

                                SCHEDULE 5.1(v)

                             ENVIRONMENTAL MATTERS

            Shortly after Tenneco Ventures Corporation acquired West Delta 30, in the course of repairs to a flowline the personnel representing Seneca Resources, the Operator, noticed small sheens occurring coincidentally with movement of divers working on the bottom. To the best of their knowledge, the personnel believe that the source was a pre-existing condition of the mudline and the previous owner, Shell, was notified accordingly by Seneca.

                                 SCHEDULE 5.1(w)

                         OIL AND GAS RESERVE INFORMATION

                                      None.